Exhibit 10.1

PURCHASE AND SALE AGREEMENT

BETWEEN

WELLS GOVERNOR’S POINTE 4241 IRWIN SIMPSON, LLC

WELLS GOVERNOR’S POINTE 8990 DUKE, LLC

WELLS REIT II - 11200 W. PARKLAND, LLC

WELLS REIT II - 1200 MORRIS BUSINESS TRUST

WELLS REIT II - 13655 RIVERPORT DRIVE, LLC

WELLS REIT II - 15815 25TH AVENUE, LLC

WELLS REIT II - 16201 25TH AVENUE, LLC

WELLS REIT II - 4300 CENTREWAY PLACE, LP

WELLS REIT II - 800 BROOKSEDGE, LLC

WELLS REIT II - 8909 PURDUE ROAD, LLC

WELLS REIT II - EAGLE ROCK EXECUTIVE OFFICE CENTER IV, LLC

WELLS REIT II - LAKEHURST BRITTON, LLC

WELLS REIT II - MACARTHUR RIDGE I, L.P.

WELLS REIT II - ONE CENTURY PLACE, LLC

WELLS REIT II - REPUBLIC DRIVE, LLC

WELLS REIT II - WILDWOOD PROPERTIES, LLC

AND

GRIFFIN CAPITAL CORPORATION, a California corporation

Governor’s Pointe, 4241 Irwin Simpson Rd., Mason, OH

Governor’s Pointe, 8990 Duke Boulevard, Mason, OH

Wells Fargo Building, 11200 West Parkland Ave, Milwaukee, WI

1200 Morris Drive, Wayne, PA

United Healthcare Building, 13655 Riverport Drive, St. Louis, MO

Northpointe – 15815, Lynnwood, WA

Northpointe – 16201, Lynnwood, WA

4300 Centreway Place, Arlington, TX

Chase Center, 800 Brooksedge, Columbus, OH

College Park Plaza, 8909 Purdue Road, Indianapolis, IN

Eagle Rock Executive Office Center, 120 Eagle Rock Avenue, Hanover, NJ

4600, 4675 & 4725 Lakehurst Court and 6060 Emerald Parkway, Columbus, OH

MacArthur Ridge, 919 Hidden Ridge, Irving, TX

One Century Place, 26 Century Boulevard, Nashville, TN

333 & 777 Republic Drive, Allen Park, MI

2500 Windy Ridge Pkwy, 4100 & 4300 Wildwood Pkwy, 4200 Wildwood Pkwy, Atlanta, GA

August 30, 2013

PURCHASE AND SALE AGREEMENT

Governor’s Pointe, 4241 Irwin Simpson Rd., Mason, OH

Governor’s Pointe, 8990 Duke Boulevard, Mason, OH

Wells Fargo Building, 11200 West Parkland Ave, Milwaukee, WI

1200 Morris Drive, Wayne, PA

United Healthcare Building, 13655 Riverport Drive, St. Louis, MO

Northpointe – 15815, Lynnwood, WA

Northpointe – 16201, Lynnwood, WA

4300 Centreway Place, Arlington, TX

Chase Center, 800 Brooksedge, Columbus, OH

College Park Plaza, 8909 Purdue Road, Indianapolis, IN

Eagle Rock Executive Office Center, 120 Eagle Rock Avenue, Hanover, NJ

4600, 4675 & 4725 Lakehurst Court and 6060 Emerald Parkway, Columbus, OH

MacArthur Ridge, 919 Hidden Ridge, Irving, TX

One Century Place, 26 Century Boulevard, Nashville, TN

333 & 777 Republic Drive, Allen Park, MI

2500 Windy Ridge Pkwy, 4100 & 4300 Wildwood Pkwy, 4200 Wildwood Pkwy, Atlanta, GA

THIS PURCHASE AND SALE AGREEMENT (the “Agreement”), made and entered into this 30 day of August, 2013, between and among WELLS GOVERNOR’S POINTE 4241 IRWIN SIMPSON, LLC, a Delaware limited liability company (“Governor’s Pointe 4241”), WELLS GOVERNOR’S POINTE 8990 DUKE, LLC, a Delaware limited liability company (“Governor’s Pointe 8990”), WELLS REIT II - 11200 W. PARKLAND, LLC, a Delaware limited liability company (“11200 W. Parkland”), WELLS REIT II - 1200 MORRIS BUSINESS TRUST, a Pennsylvania business trust (“1200 Morris”), WELLS REIT II - 13655 RIVERPORT DRIVE, LLC, a Delaware limited liability company (“13655 Riverport”), WELLS REIT II - 15815 25TH AVENUE, LLC, a Delaware limited liability company (“Northpointe - 15815”), WELLS REIT II - 16201 25TH AVENUE, LLC, a Delaware limited liability company (“Northpointe - 16201”), WELLS REIT II - 4300 CENTREWAY PLACE, LP, a Delaware limited partnership (“4300 Centreway Place”), WELLS REIT II - 800 BROOKSEDGE, LLC, a Delaware limited liability company (“Chase Center”), WELLS REIT II - 8909 PURDUE ROAD, LLC, a Delaware limited liability company (“8909 Purdue Road”), WELLS REIT II - EAGLE ROCK EXECUTIVE OFFICE CENTER IV, LLC, a Delaware limited liability company (“Eagle Rock”), WELLS REIT II - LAKEHURST BRITTON, LLC, a Delaware limited liability company (“Lakehurst”), WELLS REIT II - MACARTHUR RIDGE I, L.P., a Delaware limited partnership (“MacArthur Ridge”), WELLS REIT II - ONE CENTURY PLACE, LLC, a Delaware limited liability company (“One Century Place”), WELLS REIT II - REPUBLIC DRIVE, LLC, a Delaware limited liability company (“Republic Drive”), and WELLS REIT II - WILDWOOD PROPERTIES, LLC, a Delaware limited liability company (“Wildwood Properties” (Governor’s Pointe 4241, Governor’s Pointe 8990, 11200 W. Parkland, 1200 Morris, 13655 Riverport, Northpointe - 15815, Northpointe - 16201, 4300 Centreway Place, Chase Center, 8909 Purdue Road, Eagle Rock, Lakehurst, MacArthur Ridge, One Century Place, Republic Drive and Wildwood Properties being collectively referred to as “Sellers” and sometimes individually referred to as “Seller”), and GRIFFIN CAPITAL CORPORATION, a California corporation (“Purchaser”).

W I T N E S S E T H:

WHEREAS, 11200 W. Parkland desires to sell its fee simple estate in certain improved real property commonly known as 11200 West Parkland Avenue in Milwaukee, Milwaukee County, Wisconsin, together with certain related personal and intangible property, and Purchaser desires to purchase such real, personal and intangible property; and

WHEREAS, 1200 Morris desires to sell its fee simple estate in certain improved real property commonly known as 1200 Morris Drive in Wayne, Chester County, Tredyffrin Township, Pennsylvania, together with certain related personal and intangible property, and Purchaser desires to purchase such real, personal and intangible property; and

WHEREAS, 13655 Riverport desires to sell its fee simple estate in certain improved real property commonly known as 13655 Riverport Drive in St. Louis, St. Louis County, Missouri, together with certain related personal and intangible property, and Purchaser desires to purchase such real, personal and intangible property; and

WHEREAS, 4300 Centreway Place desires to sell its fee simple estate in certain improved real property commonly known as 4300 Centreway Place, in Arlington, Tarrant County, Texas, together with certain related personal and intangible property, and Purchaser desires to purchase such real, personal and intangible property; and

WHEREAS, 8909 Purdue Road desires to sell its fee simple estate in certain improved real property commonly known as College Park Plaza, 8909 Purdue Road, in Indianapolis, Marion County, Indiana, together with certain related personal and intangible property, and Purchaser desires to purchase such real, personal and intangible property; and

WHEREAS, Chase Center desires to sell its fee simple estate in certain improved real property commonly known as 800 Brooksedge, in Westerville, Franklin County, Ohio, together with certain related personal and intangible property, and Purchaser desires to purchase such real, personal and intangible property; and

WHEREAS, Eagle Rock desires to sell its fee simple estate in certain improved real property commonly known as 120 Eagle Rock Avenue, located in East Hanover, Morris County, New Jersey, together with certain related personal and intangible property, and Purchaser desires to purchase such real, personal and intangible property; and

WHEREAS, Governor’s Pointe 4241 desires to sell its fee simple estate in certain improved real property commonly known as Governor’s Pointe, 4241 Irwin Simpson Road, located in Mason, Warren County, Deerfield Township, Ohio, together with certain related personal and intangible property, and Purchaser desires to purchase such real, personal and intangible property; and

WHEREAS, Governor’s Pointe 8990 desires to sell its fee simple estate in certain improved real property commonly known as Governor’s Pointe, 8990 Duke Boulevard in Mason, Warren County, Deerfield Township, Ohio, together with certain related personal and intangible property, and Purchaser desires to purchase such real, personal and intangible property; and

WHEREAS, Lakehurst desires to sell its fee simple estate in certain improved real property commonly known as Sterling Commerce I-IV, 4600, 4675 & 4725 Lakehurst Court and 6060 Emerald Parkway, located in Columbus, Franklin County, Ohio, together with certain related personal and intangible property, and Purchaser desires to purchase such real, personal and intangible property; and

WHEREAS, MacArthur Ridge desires to sell its fee simple estate in certain improved real property commonly known as 919 Hidden Ridge, located in Irving, Dallas County, Texas, together with certain related personal and intangible property, and Purchaser desires to purchase such real, personal and intangible property; and

WHEREAS, Northpointe - 15815 desires to sell its fee simple estate in certain improved real property commonly known as 15815 25th Avenue West, in Lynnwood, Snohomish County, Washington together with certain related personal and intangible property, and Purchaser desires to purchase such real, personal and intangible property; and

WHEREAS, Northpointe - 16201 desires to sell its fee simple estate in certain improved real property commonly known as 16201 25th Avenue West, in Lynnwood, Snohomish County, Washington together with certain related personal and intangible property, and Purchaser desires to purchase such real, personal and intangible property; and

WHEREAS, One Century Place desires to sell its fee simple estate in certain improved real property commonly known as One Century Place, 26 Century Boulevard, located in Nashville, Davidson County, Tennessee, together with certain related personal and intangible property, and Purchaser desires to purchase such real, personal and intangible property; and

WHEREAS, Republic Drive desires to sell its fee simple estate in certain improved real property commonly known as 333 & 777 Republic Drive, located in Allen Park, Wayne County, Michigan together with certain related personal and intangible property, and Purchaser desires to purchase such real, personal and intangible property; and

WHEREAS, Wildwood Properties desires to sell (i) its fee simple estate in certain improved real property commonly known as 2500 Windy Ridge Parkway, 4100 & 4300 Wildwood Parkway, located in Atlanta, Cobb County, Georgia, and (ii) the Wildwood Leasehold Interests (defined below) with respect to improved real property commonly known as 4200 Wildwood Parkway, located in Atlanta, Cobb County, Georgia, together with certain related personal and intangible property, and Purchaser desires to purchase such real, personal and intangible property; and

WHEREAS, the parties hereto desire to provide for said sale and purchase on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, for and in consideration of the premises, the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt, adequacy, and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby covenant and agree as follows:

ARTICLE 1.

DEFINITIONS

For purposes of this Agreement, each of the following capitalized terms shall have the meaning ascribed to such terms as set forth below:

“11200 W. Parkland” shall mean and refer to Wells REIT II – 11200 W. Parkland, LLC, a Delaware limited liability company.

“11200 W. Parkland Property” shall mean that certain improved real property located at 11200 West Parkland Avenue, Milwaukee County, Milwaukee, Wisconsin, including the Land identified as the “11200 W. Parkland Land” on EXHIBIT “A” attached hereto and made a part hereof, together with all of 11200 W. Parkland’s right, title and interest in and to the related Improvements, Personal Property and Intangible Property, and all right, title and interest of 11200 W. Parkland as “landlord” or “lessor” in and to the Leases, any guaranties of the Leases and the Security Deposits, with respect to such Land and Improvements.

“1200 Morris” shall mean and refer to Wells REIT II – 1200 Morris Business Trust, a Pennsylvania business trust.

“1200 Morris Property” shall mean that certain improved real property located at 1200 Morris Drive in Wayne, Chester County, Tredyffrin Township, Pennsylvania, including the Land identified as the “1200 Morris Land” on EXHIBIT “A” attached hereto and made a part hereof, together with all of 1200 Morris’ right, title and interest in and to the related Improvements, Personal Property and Intangible Property, and all right, title and interest of 1200 Morris as “landlord” or “lessor” in and to the Leases, any guaranties of the Leases and the Security Deposits, with respect to such Land and Improvements.

“13655 Riverport” shall mean and refer to Wells REIT II – 13655 Riverport Drive, LLC, a Delaware limited liability company.

“13655 Riverport Property” shall mean that certain improved real property located at 13655 Riverport Drive in St. Louis, St. Louis County, Missouri, including the Land identified as the “13655 Riverport Land” on EXHIBIT “A” attached hereto and made a part hereof, together with all of 13655 Riverport’s right, title and interest in and to the related Improvements, Personal Property and Intangible Property, and all right, title and interest of 13655 Riverport as “landlord” or “lessor” in and to the Leases, any guaranties of the Leases and the Security Deposits, with respect to such Land and Improvements.

“4300 Centreway Place” shall mean and refer to Wells REIT II – 4300 Centreway Place, LP, a Delaware limited partnership.

“4300 Centreway Property” shall mean that certain improved real property located at 4300 Centreway Place, in Arlington, Tarrant County, Texas, including the Land identified as the “4300 Centreway Land” on EXHIBIT “A” attached hereto and made a part hereof, together with all of 4300 Centreway Place’s right, title and interest in and to the related Improvements, Personal Property and Intangible Property, and all right, title and interest of 4300 Centreway Place as “landlord” or “lessor” in and to the Leases, any guaranties of the Leases and the Security Deposits, with respect to such Land and Improvements.

“8909 Purdue Road” shall mean and refer to Wells REIT II – 8909 Purdue Road, LLC, a Delaware limited liability company.

“8909 Purdue Road Property” shall mean that certain improved real property located at College Park Plaza, 8909 Purdue Road, in Indianapolis, Marion County, Indiana, including the Land identified as the “8909 Purdue Road Land” on EXHIBIT “A” attached hereto and made a part hereof, together with all of 8909 Purdue Road’s right, title and interest in and to the related Improvements, Personal Property and Intangible Property, and all right, title and interest of 8909 Purdue Road as “landlord” or “lessor” in and to the Leases, any guaranties of the Leases and the Security Deposits, with respect to such Land and Improvements.

“Additional Earnest Money” shall mean the sum of Four Million Two Hundred Seventy Five Thousand and No/100 ($4,275,000.00).

“Agreement” shall have the meaning ascribed thereto in the preamble to this Agreement.

“Assignment and Assumption of Leases” shall have the meaning ascribed thereto in Section 5.1(c) hereof.

“Assignment and Assumption of Service Contracts” shall have the meaning ascribed thereto in Section 5.1(e) hereof.

“Assignment of Letters of Credit” shall have the meaning ascribed thereto in Section 5.1(j) hereof.

“Basket Limitation” shall mean an amount equal to $500,000.00.

“Bill of Sale” shall have the meaning ascribed thereto in Section 5.1(d) hereof.

“Bond” shall mean that certain Development Authority of Cobb County Taxable Economic Revenue Bond (GE-Wildwood Project), Series 2010, No. R-1 in the original principal amount of $61,000,000 and any new fully registered bond issued to any transferee of the foregoing.

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which banking institutions in the State of Georgia are authorized by law or executive action to close.

“Cap Limitation” shall mean, with respect to each Seller, an amount equal to One Million Five Hundred Thousand Dollars ($1,500,000), provided that the aggregate liability of all Sellers hereunder for the aggregate of all matters which are subject to the Cap Limitation shall in no event exceed two percent (2.0%) of the Purchase Price.

“Chase Center” shall mean and refer to Wells REIT II – 800 Brooksedge, LLC, a Delaware limited liability company.

“Chase Center Property” shall mean that certain improved real property located at 800 Brooksedge, in Westerville, Franklin County, Ohio, including the Land identified as the “Chase Center Land” on EXHIBIT “A” attached hereto and made a part hereof, together with all of Chase Center’s right, title and interest in and to the related Improvements, Personal Property and Intangible Property, and all right, title and interest of Chase Center as “landlord” or “lessor” in and to the Leases, any guaranties of the Leases and the Security Deposits, with respect to such Land and Improvements.

“Closing” shall have the meaning ascribed thereto in Section 2.6 hereof.

“Closing Date” shall have the meaning ascribed thereto in Section 2.6 hereof.

“Closing Documents” shall mean any certificate, instrument or other document delivered at Closing pursuant to this Agreement.

“Columbia OP” shall mean and refer to Columbia Property Trust Operating Partnership, LP, a Delaware limited partnership.

“Commission Agreements” shall have the meaning ascribed thereto in Section 4.1(f) hereof, and such agreements are more particularly described on EXHIBIT “C” attached hereto and made a part hereof.

“Deed” shall have the meaning ascribed thereto in Section 5.1(a).

“Due Diligence Deliveries” shall have the meaning ascribed thereto in Section 3.2 hereof.

“Due Diligence Material” shall have the meaning ascribed thereto in Section 3.7 hereof.

“Eagle Rock” shall mean and refer to Wells REIT II – Eagle Rock Executive Office Center IV, LLC, a Delaware limited liability company.

“Eagle Rock Property” shall mean that certain improved real property located at 120 Eagle Rock Avenue, located in East Hanover, Morris County, New Jersey, including the Land identified as the “Eagle Rock Land” on EXHIBIT “A” attached hereto and made a part hereof, together with all of Eagle Rock’s right, title and interest in and to the related Improvements, Personal Property and Intangible Property, and all right, title and interest of Eagle Rock as “landlord” or “lessor” in and to the Leases, any guaranties of the Leases and the Security Deposits, with respect to such Land and Improvements.

“Earnest Money” shall mean the Initial Earnest Money, together with any Additional Earnest Money, actually paid by Purchaser to Escrow Agent hereunder, and further together with all interest which accrues thereon as provided in Section 2.3 hereof and in the Escrow Agreement.

“Effective Date” shall mean the date upon which each Seller and Purchaser shall have delivered a fully executed counterpart of this Agreement to the other, which date shall be inserted in the space provided on the cover page and page 1 hereof. For the purposes of determining the Effective Date, a facsimile or other electronic signature shall be deemed an original signature.

“Environmental Law” shall mean any law, ordinance, rule, regulation, order, judgment, injunction or decree now or hereafter relating to pollution or substances or materials which are considered to be hazardous or toxic, including, without limitation, the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Comprehensive Environmental Response, Compensation and Liability Act (codified in various sections of 26 U.S.C., 33 U.S.C., 42 U.S.C. and 42 U.S.C. § 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. § 1801 et seq.), the Clean Water Act (33 U.S.C. § 1251 et seq.), the Safe Drinking Water Act (21 U.S.C. § 349, 42 U.S.C. § 201 et seq. and § 300 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2061 et seq.), the Emergency Planning and Community Right to Know Act (42 U.S.C. § 1100 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), and any state and local environmental laws, all amendments and supplements to any of the foregoing and all regulations and publications promulgated or issued pursuant thereto.

“Environmental Liabilities” shall have the meaning ascribed thereto in Section 3.3(b) hereof.

“Escrow Agent” shall mean Chicago Title Company, 700 S. Flower Street, Suite 800, Los Angeles, California 90017, Attn: Amy D. Hiraheta.

“Escrow Agreement” shall mean that certain Escrow Agreement in the form attached hereto as EXHIBIT “D” entered into contemporaneously with the execution and delivery of this Agreement by Sellers, Purchaser and Escrow Agent with respect to the Earnest Money.

“Excess Amount” shall have the meaning ascribed thereto in Section 11.3 hereof.

“Excluded Property” shall have the meaning ascribed thereto in Section 6.1 hereof.

“Existing Environmental Reports” shall mean those certain reports more particularly described on EXHIBIT “E” attached hereto and made a part hereof, which are the environmental reports commissioned by Sellers in anticipation of the sale of the Properties.

“Existing Survey” and “Existing Surveys” shall mean any one or more of those certain surveys with respect to the Land and the related Improvements more particularly described on EXHIBIT “F” attached hereto and made a part hereof.

“Existing Tax Abatement Agreement” shall mean that certain Memorandum of Agreement Regarding Lease Structure and Valuation of Leasehold Interest dated as of             , 2010, among Wildwood Properties, Development Authority of Cobb County, and the Board of Tax Assessors of Cobb County, Georgia.

“FIRPTA Affidavit” shall have the meaning ascribed thereto in Section 5.1(i) hereof.

“First Title Notice” shall have the meaning ascribed thereto in Section 3.4 hereof.

“Flagship Major Tenant” shall have the meaning ascribed thereto in Section 6.1 hereof.

“General Assignment” shall have the meaning ascribed thereto in Section 5.1(f) hereof.

“Governor’s Pointe 4241” shall mean and refer to Wells REIT II – Governor’s Pointe 4241 Irwin Simpson, LLC, a Delaware limited liability company.

“Governor’s Pointe 4241 Property” shall mean that certain improved real property located at Governor’s Pointe, 4241 Irwin Simpson Road, located in Mason, Warren County, Deerfield Township, Ohio, including the Land identified as the “Governor’s Pointe 4241 Land” on EXHIBIT “A” attached hereto and made a part hereof, together with all of Governor’s Pointe 4241’s right, title and interest in and to the related Improvements, Personal Property and Intangible Property, and all right, title and interest of Governor’s Pointe 4241 as “landlord” or “lessor” in and to the Leases, any guaranties of the Leases and the Security Deposits, with respect to such Land and Improvements.

“Governor’s Pointe 8990” shall mean and refer to Wells REIT II – Governor’s Pointe 8990 Duke Boulevard, LLC, a Delaware limited liability company.

“Governor’s Pointe 8990 Property” shall mean that certain improved real property located at Governor’s Pointe, 8990 Duke Boulevard, located in Mason, Warren County, Deerfield Township, Ohio, including the Land identified as the “Governor’s Pointe 8990 Land” on EXHIBIT “A” attached hereto and made a part hereof, together with all of Governor’s Pointe 8990’s right, title and interest in and to the related Improvements, Personal Property and Intangible Property, and all right, title and interest of Governor’s Pointe 8990 as “landlord” or “lessor” in and to the Leases, any guaranties of the Leases and the Security Deposits, with respect to such Land and Improvements.

“Hazardous Substances” shall mean any and all pollutants, contaminants, molds, fungi, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized under any Environmental Law (including, without limitation, lead paint, asbestos, urea formaldehyde foam insulation, petroleum and polychlorinated biphenyls).

“Improvements” shall mean all buildings, structures and improvements now or on the Closing Date situated on the Land, including without limitation, all parking areas and facilities, improvements and fixtures located on the Land.

“Indenture” shall have the meaning ascribed thereto in Exhibit “X” hereof.

“Initial Earnest Money” shall mean the sum of One Million and No/100 Dollars ($1,000,000.00).

“Inspection Period” shall mean the period commencing on the Effective Date, and expiring at 5:00 P.M. (local Los Angeles, California time) on October 7, 2013.

“Intangible Property” shall mean all intangible property, if any, owned by each applicable Seller and related to the Land, the Improvements and the Personal Property owned by such Seller, including without limitation, the rights and interests, if any, of such Seller in and to the following (to the extent assignable): (i) all assignable plans and specifications and other architectural and engineering drawings for the applicable Land and Improvements; (ii) all assignable warranties or guaranties given or made in respect of the applicable Improvements or Personal Property; (iii) all transferable consents, authorizations, variances or waivers, licenses, permits and approvals from any governmental or quasi-governmental agency, department, board, commission, bureau or other entity or instrumentality solely in respect of the applicable Land or Improvements; (iv) all of the right, title and interest of such Seller in and to all Service Contracts with respect to the Property owned by such Seller that Purchaser agrees to assume (or is deemed to have agreed to assume); and (v) all right, title and interest of such Seller to the name of the improvement(s) located on such Seller’s Property.

“Lakehurst” shall mean and refer to Wells REIT II – Lakehurst Britton, LLC, a Delaware limited liability company.

“Lakehurst Property” shall mean that certain improved real property located at Sterling Commerce I-IV, 4600, 4675 & 4725 Lakehurst Court and 6060 Emerald Parkway, located in Columbus, Franklin County, Ohio, including the Land identified as the “Lakehurst Land” on EXHIBIT “A” attached hereto and made a part hereof, together with all of Lakehurst’s right, title and interest in and to the related Improvements, Personal Property and Intangible Property, and all right, title and interest of Lakehurst as “landlord” or “lessor” in and to the Leases, any guaranties of the Leases and the Security Deposits, with respect to such Land and Improvements.

“Land” shall mean those certain tracts or parcels of real property which are more particularly identified on EXHIBIT “A” attached hereto as the “11200 W. Parkland Land”, the 1200 Morris Land”, the “13655 Riverport Land”, the “4300 Centreway Land”, the “8909 Purdue Road Land”, the “Chase Center Land”, the “Eagle Rock Land”, the “Governor’s Pointe 4241 Land”, the “Governor’s Pointe 8990 Land”, the “Lakehurst Land”, the “MacArthur Ridge Land”, the “Northpointe – 15815 Land”, the “Northpointe – 16201 Land”, the “One Century Place Land”, the “Republic Drive Land” and the “Wildwood Properties Land”, together with all appurtenant rights, privileges and easements to said real properties, and all right, title and interest, if any, of each applicable Seller in and to any land lying in the bed of any street, road, alley or right-of-way, open or closed, adjacent to or abutting the Land owned by such Seller.

“Late Notice Service Contracts” shall have the meaning ascribed thereto in Section 3.5 hereof.

“Lease” or “Leases” shall mean, individually, each of the leases, and collectively, all leases (and amendments thereto) identified on EXHIBIT “G” attached hereto, and any amendments thereto made following the Effective Date or new leases entered into in accordance with Section 4.3(a) hereof.

“Letter of Credit” and “Letters of Credit” shall mean any one or more of those certain letters of credit delivered by certain tenants of the Properties to the Sellers who are the owners of such Properties, as more particularly described on EXHIBIT “N” attached hereto and made a part hereof.

“Losses” shall have the meaning ascribed thereto in Section 11.1 hereof.

“MacArthur Ridge” shall mean and refer to Wells REIT II – MacArthur Ridge I, L.P., a Delaware limited partnership.

“MacArthur Ridge Property” shall mean that certain improved real property located at 919 Hidden Ridge, located in Irving, Dallas County, Texas, including the Land identified as the “MacArthur Ridge Land” on EXHIBIT “A” attached hereto and made a part hereof, together with all of MacArthur Ridge’s right, title and interest in and to the related Improvements, Personal Property and Intangible Property, and all right, title and interest of MacArthur Ridge as “landlord” or “lessor” in and to the Leases, any guaranties of the Leases and the Security Deposits, with respect to such Land and Improvements.

“Major Tenant” or “Major Tenants” shall mean each one or more of the following tenants of the Properties:

(a) with respect to the 11200 W. Parkland Property, Wells Fargo Bank, a national banking association;

(b) with respect to the 1200 Morris Property, Shire Pharmaceuticals, Inc., a Delaware corporation;

(c) with respect to the 13655 Riverport Property, UnitedHealthcare Services, a Minnesota corporation;

(d) with respect to the 4300 Centreway Property, (i) Aetna Life Insurance Company, a Connecticut corporation, and (ii) Universal Insurance Managers, Inc., a Florida corporation;

(e) with respect to the 8909 Purdue Road Property, (i) Cardinal Health 100, Inc., an Indiana corporation; (ii) Republic Airways Holdings, Inc., an Indiana corporation; (iii) Partners Inc., an Indiana corporation; and (iv) Mycomputercareer.com at Indy LLC, an Indiana limited liability company;

(f) with respect to the Chase Center Property, JPMorgan Chase, a national banking association;

(g) with respect to the Eagle Rock Property, (i) The Prudential Insurance Company of America, a New Jersey corporation; (ii) GfK US Holdings, Inc., a Delaware corporation; (iii) Fishman McIntyre P.C., a New Jersey professional corporation; (iv) Crystal Bay Group; and (v) CAI Benefits, Inc., a New York corporation;

(h) with respect to the Governor’s Pointe 4241 Property, Community Insurance Company, an Ohio corporation;

(i) with respect to the Governor’s Pointe 8990 Property, Anthem Prescription Management, LLC, an Ohio limited liability company;

(j) with respect to the Lakehurst Property, (i) Sterling Commerce (America), Inc., a Delaware corporation; and (ii) Duke Realty Ohio, an Indiana general partnership;

(k) with respect to the MacArthur Ridge Property, CHRISTUS Health, a Texas non-profit corporation;

(l) with respect to the Northpointe 15815 Property, Comcast of Washington II, Inc., a Washington corporation;

(m) with respect to the One Century Place Property, (i) Willis North America, a Delaware corporation; (ii) Asurion LLC, a Delaware limited liability company (iii) Sodexho Management, Inc., a New York corporation; (iv) Tennessee Education Lottery Corporation, a component unit of the State of Tennessee; (v) Universal Lighting Technologies, Inc., a Delaware corporation; (vi) Tennessee Valley Authority; and (vii) Perot Systems Corporation, a Delaware corporation;

(n) with respect to the Republic Drive Property, Roush Industries, a Michigan corporation; and

(o) with respect to the Wildwood Property, (i) BlueLinx Holdings, Inc., a Georgia corporation; (ii) General Electric Company, a New York corporation; (iii) Hyundai Capital America, a California corporation, and (iv) Coca-Cola Refreshments USA, Inc., a Delaware corporation.

“Management Agreement” or “Management Agreements” shall have the meaning ascribed thereto in Section 4.1(g) hereof.

“Monetary Objection” or “Monetary Objections” shall mean with respect to each individual Property (a) any mortgage, deed to secure debt, deed of trust or similar security instrument encumbering all or any part of such Property entered into by the Seller owning such Property, (b) any mechanic’s, materialman’s or similar lien created prior to Closing by any action of Sellers (and expressly excluding those resulting from any act or omission of Purchaser or any of its agents, contractors, representatives or employees or any tenant of such Property), (c) the lien of ad valorem real or personal property taxes, assessments and governmental charges affecting all or any portion of such Property which are delinquent, (d) any judgment of record against Sellers (and expressly excluding a judgment of record against any tenant under any Lease) against such Property in the county or other applicable jurisdiction in which such Property is located, and (e) any other lien or other encumbrance affecting title to such Property created prior to Closing by any action of Sellers which can be removed according to its terms by payment of a liquidated sum of money not to exceed $100,000 in the aggregate for any Property, excluding any such other liens or encumbrances which are (x) identified in clauses (a)-(d) in the definition of “Permitted Exceptions” or (y) required to be removed by a tenant or other occupant under its Lease.

“Northpointe - 15815” shall mean and refer to Wells REIT II – 15815 25th Avenue, LLC, a Delaware limited liability company.

“Northpointe - 15815 Property” shall mean that certain improved real property located at 15815 25th Avenue West, in Lynnwood, Snohomish County, Washington, including the Land identified as the “Northpointe - 15815 Land” on EXHIBIT “A” attached hereto and made a part hereof, together with all of Northpointe – 15815’s right, title and interest in and to the related Improvements, Personal Property and Intangible Property, and all right, title and interest of Northpointe – 15815 as “landlord” or “lessor” in and to the Leases, any guaranties of the Leases and the Security Deposits, with respect to such Land and Improvements.

“Northpointe - 16201” shall mean and refer to Wells REIT II – 16201 25th Avenue, LLC, a Delaware limited liability company.

“Northpointe - 16201 Property” shall mean that certain improved real property located at 16201 25th Avenue West, in Lynnwood, Snohomish County, Washington, including the Land identified as the “Lakehurst Land” on EXHIBIT “A” attached hereto and made a part hereof, together with all of Northpointe – 16201’s right, title and interest in and to the related Improvements, Personal Property and Intangible Property, and all right, title and interest of Northpointe – 16201 as “landlord” or “lessor” in and to the Leases, any guaranties of the Leases and the Security Deposits, with respect to such Land and Improvements.

“One Century Place” shall mean and refer to Wells REIT II – One Century Place, LLC, a Delaware limited liability company.

“One Century Place Property” shall mean that certain improved real property located at One Century Place, 26 Century Boulevard, located in Nashville, Davidson County, Tennessee, including the Land identified as the “One Century Place Land” on EXHIBIT “A” attached hereto and made a part hereof, together with all of One Century Place’s right, title and interest in and to the related Improvements, Personal Property and Intangible Property, and all right, title and interest of One Century Place as “landlord” or “lessor” in and to the Leases, any guaranties of the Leases and the Security Deposits, with respect to such Land and Improvements.

“Other Notices of Sale” shall have the meaning ascribed thereto in Section 5.1(s) hereof.

“Outside Closing Date” shall have the meaning ascribed thereto in Section 2.6 hereof.

“Permitted Exceptions” shall mean as to any individual Land and related Improvements, collectively, (a) liens for taxes, assessments and governmental charges not yet due and payable or due and payable but not yet delinquent with respect to such Land and Improvements, subject to adjustment as provided herein, (b) the Leases affecting such Land and Improvements, (c) such state of facts on a Survey of such Land not objected to by Purchaser or waived or deemed waived by Purchaser in accordance with Section 3.4, (d) such other easements, restrictions, encumbrances and other matters of records with respect to such Land and Improvements that do not constitute Monetary Objections that are approved or are deemed approved by Purchaser in accordance with the provisions of Section 3.4 hereof, (e) all matters, whether or not of record, that arise out of the actions of Purchaser or its agents, representatives or contractors, (f) local, state and federal laws, ordinances or governmental regulations, including but not limited to, building and zoning laws, ordinances and regulations, now or hereafter in effect relating to such Land and Improvements, and (g) all matters that the Title Company is willing to insure over without additional premium or indemnity from Purchaser and that, in the exercise of Purchaser’s reasonable business judgment, do not have a material adverse impact on the ownership, operation or value of the such Land and Improvements.

“Personal Property” shall mean the furniture (including common area furnishings and interior landscaping items), carpeting, draperies, appliances, personal property, machinery, apparatus and equipment owned by a Seller described on EXHIBIT “B” attached hereto and made a part hereof, and all books, records and files (excluding any appraisals, budgets, strategic plans for the Properties, internal analyses, inspection reports (except those to be delivered pursuant to this Agreement), information regarding the marketing of the Properties for sale, submissions relating to such Seller’s obtaining of corporate authorization, attorney and accountant work product, attorney-client privileged documents, or other similar information in the possession or control of such Seller or such Seller’s property manager that is subject to a confidentiality agreement prohibiting disclosure) relating to the Land and Improvements owned by such Seller. The Personal Property does not include any property owned by tenants, contractors or licensees, and the Personal Property shall be conveyed by each applicable Seller to Purchaser subject to depletions, replacements and additions in the ordinary course of such Seller’s business.

“Post Closing Claims” shall have the meaning ascribed thereto in Section 3.3(b) hereof.

“Property” and “Properties” shall have the meaning ascribed thereto in Section 2.1 hereof.

“Purchase Price” shall be the amount specified in Section 2.4 hereof.

“Purchaser” shall have the meaning ascribed thereto in the preamble to this Agreement.

“Purchaser Waived Breach” shall have the meaning ascribed thereto in Section 11.3 hereof.

“Purchaser’s Broker” shall have the meaning ascribed thereto in Section 10.1 hereof.

“Purchaser’s Certificate” shall have the meaning ascribed thereto in Section 5.2(d) hereof.

“Purchaser’s Counsel” shall mean Griffin Capital Corporation, 790 Estate Drive, Suite 180, Deerfield, Illinois 60015, Attention: Mary Higgins.

“Real Estate Transfer Taxes” shall mean the transfer tax, excise tax, recordation tax, documentary stamp tax or similar tax (however denominated) which may be imposed by the state, county and/or municipality in which each applicable Property is located and be payable in connection with the conveyance of such Property by the applicable Seller to Purchaser hereunder (including, with respect to any Property located in the State of New Jersey, any applicable “Mansion Tax”, if any).

“Republic Drive” shall mean and refer to Wells REIT II – Republic Drive, LLC, a Delaware limited liability company.

“Republic Drive Property” shall mean that certain improved real property located at 333 & 777 Republic Drive, located in Allen Park, Wayne County, Michigan, including the Land identified as the “Republic Drive Land” on EXHIBIT “A” attached hereto and made a part hereof, together with all of Republic Drive’s right, title and interest in and to the related Improvements, Personal Property and Intangible Property, and all right, title and interest of Republic Drive as “landlord” or “lessor” in and to the Leases, any guaranties of the Leases and the Security Deposits, with respect to such Land and Improvements.

“Security Deposits” shall mean, with respect to each Property, any security deposits (including Letters of Credit), rent or damage deposits or similar amounts (other than rent) actually held by the applicable Seller or its lender with respect to any of the Leases affecting the applicable Property owned by such Seller.

“Seller” and “Sellers” shall have the meaning ascribed thereto in the preamble to this Agreement.

“Seller’s Affidavit” shall have the meaning ascribed thereto in Section 5.1(g) hereof.

“Sellers’ Broker” shall have the meaning ascribed thereto in Section 10.1 hereof.

“Seller’s Certificate” shall have the meaning ascribed thereto in Section 5.1(h) hereof.

“Sellers’ Counsel” shall mean DLA Piper LLP (US), 500 8th Street, NW, Washington, DC 20004, Attention: Jeffrey R. Keitelman.

“Settlement Statement” shall have the meaning ascribed thereto in Section 5.1(l) hereof.

“Service Contracts” shall mean with respect to each applicable Seller all those certain contracts and agreements (including, without limitation, all equipment leases) more particularly described as Service Contracts on EXHIBIT “J” attached hereto and made a part hereof relating to the repair, maintenance or operation of the Land, Improvements or Personal Property owned by such Seller which will extend beyond the Closing Date.

“Subordination, Non-disturbance and Attornment Agreement” or “SNDAs” shall mean agreements to be sought from the Major Tenants under the Leases in substantially the form attached hereto as EXHIBIT “S”; provided, however, if any Lease provides for the form or content of an SNDA from the tenant thereunder, the SNDA may be in the form as called for therein.

“Subsequent Title Notice” shall have the meaning ascribed thereto in Section 3.4 hereof.

“Survey” and “Surveys” shall have the meaning ascribed thereto in Section 3.4 hereof.

“Taxes” shall have the meaning ascribed thereto in Section 5.4(a) hereof.

“Tenant Estoppel Certificate” or “Tenant Estoppel Certificates” shall mean certificates to be sought from the tenants under the Leases in substantially the form attached hereto as EXHIBIT “P”; provided, however, if any Lease provides for the form or content of an estoppel certificate from the tenant thereunder, the Tenant Estoppel Certificate with respect to such Lease may be in the form as called for therein.

“Tenant Inducement Costs” shall mean any financial or other incentives provided to a tenant in connection with its Lease, including, without limitation, (i) all out-of-pocket payments required under a Lease to be paid by the landlord thereunder to or for the benefit of the tenant thereunder which is in the nature of a tenant inducement, including specifically, but without limitation, tenant improvement costs, lease buyout payments, and moving, design, refurbishment and club membership allowances and costs, and (ii) any free rent or rent abatement or other similar incentives.

“Tenant Notices of Sale” shall have the meaning ascribed thereto in Section 5.1(r) hereof.

“Title Company” shall mean Chicago Title Insurance Company, 700 S. Flower Street, Suite 800, Los Angeles, California 90017 Attn: Amy D. Hiraheta.

“Title Commitment” and “Title Commitments” shall have the meaning ascribed thereto in Section 3.4 hereof.

“Title Policy” shall mean a 2006 ALTA Owner’s Title Insurance Policy (or Texas Land Title Association Form T-1 for any Property located in the State of Texas) issued by the Title Company in favor of Purchaser and in the amount of the Purchase Price showing good and indefeasible fee simple title (or leasehold with respect to the Wildwood Lease Agreement) in Properties to be vested in Purchaser, subject to only the Permitted Exceptions.

“Transfer Fees” shall mean the fee(s), if any, charged by the respective issuers of the Letters of Credit to transfer the Letters of Credit from the applicable Sellers to Purchaser as the beneficiary thereof.

“Wildwood Leasehold Interests” shall mean all of Wildwood Properties’ right, title and interest in and to (i) that certain Lease Agreement dated October 1, 2010 by and between the Development Authority of Cobb County and Wildwood Properties (the “Wildwood Lease Agreement”), pursuant to which Wildwood Properties leases the improved real property located at 4200 Wildwood Parkway, located in Atlanta, Cobb County, Georgia, including the

Land identified as “4200 Wildwood Parkway” on EXHIBIT “A” attached hereto and made a part hereof, together with all of Wildwood Properties’ right, title and interest in and to the related Improvements, Personal Property and Intangible Property, and all right, title and interest of Wildwood Properties as “landlord” or “lessor” in and to the Leases, any guaranties of the Leases and the Security Deposits, with respect to such Land and Improvements, and (ii) the other documents and instruments listed on Exhibit “X” attached hereto and made a part hereof.

“Wildwood Properties” shall mean and refer to Wells REIT II – Wildwood Properties, LLC, a Delaware limited liability company.

“Wildwood Properties Property” shall mean (i) that certain improved real property located at 2500 Windy Ridge Parkway and 4100 & 4300 Wildwood Parkway, located in Atlanta, Cobb County, Georgia, including the Land identified as the “Wildwood Properties Land” on EXHIBIT “A” attached hereto and made a part hereof, together with all of Wildwood Properties’ right, title and interest in and to the related Improvements, Personal Property and Intangible Property, and all right, title and interest of Wildwood Properties as “landlord” or “lessor” in and to the Leases, any guaranties of the Leases and the Security Deposits, with respect to such Land and Improvements, and (ii) the Wildwood Leasehold Interests.

ARTICLE 2.

PURCHASE AND SALE

2.1. Agreement to Sell and Purchase the Properties. Subject to and in accordance with the terms and provisions of this Agreement, each Seller agrees to sell and Purchaser agrees to purchase, the following properties respectively owned by each Seller: (i) the 11200 W. Parkland Property; (ii) the 1200 Morris Property; (iii) the 13655 Riverport Property; (iv) the 4300 Centreway Property; (v) the 8909 Purdue Road Property; (vi) the Chase Center Property; (vii) the Eagle Rock Property; (viii) the Governor’s Pointe 4241 Property; (ix) the Governor’s Pointe 8990 Property; (x) the Lakehurst Property; (xi) the MacArthur Ridge Property; (xii) the Northpointe – 15815 Property; (xiii) the Northpointe – 16201 Property; (xiv) the One Century Place Property; (xv) the Republic Drive Property; and (xvi) the Wildwood Properties Property (each, a “Property” and collectively, the “Properties”).

2.2. Permitted Exceptions. Each Property shall be conveyed subject to the matters which are, or are deemed to be, Permitted Exceptions with respect to such Property.

2.3. Earnest Money.

(a) On or before the second (2nd) Business Day after the Effective Date, Purchaser shall deliver the Initial Earnest Money to Escrow Agent by federal wire transfer, payable to Escrow Agent, which Initial Earnest Money shall be held and released by Escrow Agent in accordance with the terms of the Escrow Agreement. Seller and Purchaser mutually acknowledge and agree that time is of the essence in respect of Purchaser’s timely deposit of the Initial Earnest Money with Escrow Agent; and that if Purchaser fails to timely deposit the Initial Earnest Money with Escrow Agent, this Agreement shall, at Sellers’ option, terminate, and neither party hereto shall have any further rights or obligations hereunder, except those provisions of this Agreement which by their express terms survive the termination of this Agreement.

(b) If Purchaser has not timely terminated (or been deemed to have terminated) this Agreement pursuant to Section 3.6, then on or before the last day of the Inspection Period, Purchaser shall deliver the Additional Earnest Money to Escrow Agent by federal wire transfer, payable to Escrow Agent, which Additional Earnest Money shall be held and released by Escrow Agent in accordance with the terms of the Escrow Agreement. Seller and Purchaser mutually acknowledge and agree that time is of the essence in respect of Purchaser’s timely deposit of the Additional Earnest Money with Escrow Agent; and that if Purchaser fails to timely deposit the Additional Earnest Money with Escrow Agent, this Agreement, at Sellers’ option, shall terminate, Escrow Agent shall return the Initial Earnest Money (and any interest earned thereon) to Purchaser, and neither party hereto shall have any further rights or obligations hereunder, except those provisions of this Agreement which by their express terms survive the termination of this Agreement.

(c) The Earnest Money shall be applied to the Purchase Price at the Closing and shall otherwise be held, refunded, or disbursed in accordance with the terms of the Escrow Agreement and this Agreement. Interest and other income from time to time earned on the Earnest Money shall be earned for the account of Purchaser, and shall be a part of the Earnest Money; and the Earnest Money hereunder shall be comprised of the Initial Earnest Money (to the extent actually deposited by Purchaser with Escrow Agent as provided herein), and the Additional Earnest Money (to the extent actually deposited by Purchaser with Escrow Agent as provided herein) and all such interest and other income.

2.4. Purchase Price. Subject to adjustment and credits as otherwise specified in this Section 2.4 and elsewhere in this Agreement, the aggregate purchase price (the “Purchase Price”) to be paid by Purchaser to Sellers for the Properties shall be that amount equal to FIVE HUNDRED TWENTY ONE MILLION FIVE HUNDRED THOUSAND DOLLARS ($521,500,000.00). The parties will allocate the Purchase Price to each Seller with respect to each of the Properties as set forth on EXHIBIT “M”, which Exhibit “M” shall be mutually agreed upon by Purchaser and Seller and attached hereto and made a part hereof at least three (3) Business Days prior to the expiration of the Inspection Period, provided that such allocation shall be for the purposes of this Agreement only and shall not otherwise be binding on any Seller. The Purchase Price shall be paid by Purchaser to Sellers at the Closing as follows:

(a) The Earnest Money shall be paid by Escrow Agent to the Sellers at Closing; and

(b) At Closing, the balance of the Purchase Price, subject to prorations and other adjustments specified in this Agreement, shall be paid by Purchaser in immediately available funds to the Escrow Agent and the allocated amount of the Purchase Price due to each Seller as set forth on Exhibit “M” (after application of the Earnest Money pursuant to Section 2.4(a)) shall be delivered to an account or accounts designated by such Seller.

2.5. Independent Contract Consideration. In addition to, and not in lieu of the delivery to Escrow Agent of the Initial Earnest Money, concurrently with Purchaser’s execution and delivery of this Agreement to Sellers, Purchaser shall deliver to Sellers Purchaser’s check, payable to the order of Columbia OP, as agent for each Seller, in the amount of One Hundred and No/100 Dollars ($100.00). Sellers and Purchaser hereby mutually acknowledge and agree that said sum represents adequate bargained for consideration for Sellers’ execution and delivery of this Agreement and Purchaser’s right to inspect the Properties pursuant to Article 3. Said sum is in addition to and independent of any other consideration or payment provided for in this Agreement and is nonrefundable in all events.

2.6. Closing. The consummation of the sale by Sellers and purchase by Purchaser of the Properties (the “Closing”) shall be held no later than 4:00 P.M. (local Atlanta, Georgia time) on the fifteenth (15th) Business Day following the expiration of the Inspection Period (the “Outside Closing Date”), or such earlier date after the expiration of the Inspection Period as is mutually agreed to by Sellers and Purchaser (the date on which the Closing occurs being the “Closing Date”). The Closing shall occur by delivery of the Purchase Money and Closing Documents into escrow at the offices of the Escrow Agent and with the concurrent release from escrow of the Purchase Price and Closing Documents on the Closing Date. There shall be no requirement that Sellers and Purchaser physically meet for the Closing unless the parties hereto mutually agree otherwise. Sellers and Purchaser agree to use reasonable efforts to complete all requirements for the Closing (e.g., delivery of all documents to the Escrow Agent) on the Business Day immediately preceding the then-scheduled Closing Date, provided, however, that Purchaser shall not be required to wire the funds to close to the Escrow Agent earlier than the Closing Date.

ARTICLE 3.

PURCHASER’S INSPECTION AND REVIEW RIGHTS

3.1. Due Diligence Inspections.

(a) From and after the Effective Date until the Closing Date or earlier termination of this Agreement, Sellers shall permit Purchaser and its authorized representatives to inspect the Properties, to perform due diligence and environmental investigations, to examine the records of each Seller with respect to the Property owned by it, and make copies thereof, at such times during normal business hours as Purchaser or its representatives may reasonably request. All such inspections shall be nondestructive in nature, and specifically shall not include any physically intrusive, invasive or destructive testing, sampling or boring without the applicable Seller’s prior written approval in such Seller’s sole and absolute discretion; provided that in the event Purchaser’s environmental consultant recommends additional environmental testing is warranted, then the applicable Seller shall not unreasonably withhold its approval (but such approval may be subject to reasonable conditions regarding how and when such studies may be conducted and restrictions on what Purchaser may do with the resulting reports) to Purchaser’s requests to conduct a Phase II or equivalent additional environmental testing with respect to (i) the Chase Center Property, including, without limitation, asbestos and groundwater in existing open wells located at the Chase Center Property, (ii) the Lakehurst Property, and (iii) the Republic Drive Property, including, without limitation possible soil contamination located at the Republic Drive Property. All such inspections shall be performed in such a manner to minimize any interference with the business of the tenants under the Leases, and, in each case, in compliance with the rights and obligations of the applicable Seller as landlord under the applicable Leases, and in any event shall be conducted in accordance with standards customarily employed in the industry and in compliance with all governmental laws, rules and regulations. Purchaser shall not contact any governmental or quasi-governmental authorities regarding any Property without obtaining the applicable Seller’s prior written consent, except that without such consent Purchaser may (i) retain a professional third party zoning report preparer (e.g., The Planning & Zoning Resource Corp.) to prepare a zoning report for each Property and such preparer may contact the applicable governmental authorities to obtain the information necessary to prepare such reports, and (ii) contact the applicable governmental authority in order to obtain customary diligence information that is of record or in the files of such authority, provided that in no event shall Purchaser request (or direct or request any third party to request) any inspection of a Property by a governmental or quasi-governmental authority. Should Purchaser desire to obtain additional information following receipt of the information in a governmental or quasi-governmental agency’s files, then Purchaser shall notify the applicable Seller of the additional information that is desired, and that Seller shall not unreasonably withhold its consent to obtaining such additional information, subject to such reasonable conditions that such Seller may impose, which may include, without limitation, such Seller making the request itself or being present with Purchaser when the request is made, and it shall not be unreasonable for such Seller to withhold its consent if it is reasonably likely that such request for additional information will result in an inspection of such Seller’s Property. Purchaser’s contact with any tenants of the Properties shall be limited to customary tenant interviews, and Purchaser shall not have the right to interview any tenant under a Lease without providing the applicable Seller with an opportunity to jointly conduct such interview. All inspection fees, appraisal fees, engineering fees and all other costs and expenses of any kind incurred by Purchaser relating to the inspection of the Properties shall be solely Purchaser’s expense and Purchaser shall not permit any liens to be filed against or attached to any Property. Should any such liens be filed or attached, Purchaser shall cause them to be removed of record and fully discharged at Purchaser’s sole cost and expense within ten (10) days following notice thereof to Purchaser, which obligation shall survive any termination of this Agreement. If Purchaser fails to so remove and discharge such liens, the applicable Seller may but shall not be obligated to do so and Purchaser shall reimburse and indemnify such Seller for all costs and expenses relating thereto. Sellers reserve the right to have a representative present at the time of making any inspection and shall make such Seller representative available for any such inspection performed during normal business hours (local Atlanta, Georgia time). Purchaser shall make arrangements with Sellers not less than one (1) Business Day in advance of making any such inspection or tenant interview, which arrangements may be made via email addressed during normal business hours (local Atlanta, Georgia time) to Lou Davis (email: Lou.Davis@columbiapropertytrust.com), Keith Willby (email: Keith.Willby@columbiapropertytrust.com), and other representative(s) of Sellers’ disposition team for the Properties designated in writing by Sellers. Notice given via email shall be deemed effective when given or received on the day of such electronic transmission of such notice if transmitted and confirmed prior to 5:00 p.m. (Atlanta, Georgia time) on a Business Day and otherwise shall be deemed effectively given or received on the first Business Day after the day of transmission of such notice and confirmation of such transmission.

(b) If the Closing is not consummated hereunder, Purchaser shall promptly deliver to Sellers copies of all reports, surveys and other information furnished to Purchaser by third parties in connection with such inspections, provided, however, that Sellers have first reimbursed Purchaser for the cost and expense of all such reports, surveys and other information. Sellers acknowledge and agree that Purchaser is not making and has not made at any time any warranties or representations of any kind or character, express or implied, with respect to such reports, surveys and other information. This Section 3.1(b) shall survive the termination of this Agreement.

(c) To the extent that Purchaser or any of its representatives, agents or contractors damages or disturbs the Properties or any portion thereof, Purchaser shall return the same to substantially the same condition which existed immediately prior to such damage or disturbance. Purchaser hereby agrees to and shall indemnify, defend and hold harmless each Seller from and against any and all expense, loss or damage which such Seller may incur (including, without limitation, reasonable attorneys’ fees actually incurred) as a result of any act or omission of Purchaser or its representatives, agents or contractors, other than any expense, loss or damage to the extent arising from any act or omission of such Seller during any such entry on the Property owned by such Seller. Said indemnification shall not extend to pre-existing conditions merely discovered by Purchaser and not exacerbated by Purchaser. Said indemnification agreement shall survive the Closing, or earlier termination of this Agreement, until the expiration of any applicable statute of limitations. Purchaser shall maintain and shall ensure that Purchaser and Purchaser’s consultants and contractors maintain commercial general liability insurance in an amount not less than $2,000,000, combined single limit, and in form and substance adequate to insure against all liability of Purchaser and its consultants and contractors, respectively, and each of their respective agents, employees and contractors, arising out of inspections and testing of the Properties or any part thereof made on Purchaser’s behalf. Purchaser agrees to provide to Sellers a certificate of insurance with regard to each applicable liability insurance policy prior to any entry upon the Properties by Purchaser or its consultants or contractors, as the case may be, pursuant to this Section 3.1.

3.2. Deliveries by Sellers to Purchaser; Purchaser’s Access to Property Records of Sellers.

(a) Purchaser acknowledges and agrees that prior to the Effective Date, Sellers delivered or made available to Purchaser certain or all of the following (the “Due Diligence Deliveries”); Sellers acknowledge and agree that to the extent any of the following Due Diligence Deliveries have not been delivered to Purchaser prior to the Effective Date, Sellers shall deliver the same to Purchaser as promptly as practicable following the Effective Date:

(i)	Copies of current property tax bills and notices of reassessments with respect to each Property for the prior three (3) years.

(ii)	Copies of annual and monthly operating statements for the past thirty-six (36) months and operating budget for 2013 with respect to each Property.

(iii)	Copies of the Leases and any guaranties and Letters of Credit relating thereto existing as of the Effective Date with respect to each Property.

(iv)	Copies of the Commission Agreements existing as of the Effective Date with respect to each Property.

(v)	Copies of the Existing Surveys.

(vi)	Copies of all assignable Service Contracts currently in place with respect to each Property.

(vii)	Copies of (A) the Existing Environmental Reports with respect to each Property, (B) if any of the Existing Environmental Reports refers to another environmental report, then upon request of Purchaser (which request shall identify such referenced environmental report), the applicable Seller shall provide a copy of such referenced environmental report to Purchaser to the extent such referenced environmental report is in such Seller’s possession or control, (C) all environmental reports in the possession or control of the applicable Seller for (1) the Chase Center Property, (2) the Lakehurst Property or (3) the Republic Drive Property, and (D) a copy of the current Operations and Maintenance Plan for the Chase Center Property.

(viii)	Copies of all certificates of occupancy with respect to each Property which are in Sellers’ possession or control.

(ix)	Copies of the Title Commitments referred to in Section 3.4.

(x)	Current rent roll(s).

(xi)	Copies of all existing zoning reports or zoning verification letters with respect to each Property that are in Sellers’ possession or control.

(xii)	Copies of the property condition assessment reports with respect to each Property that are in Sellers’ possession.

(xiii)

Copies of any financial statements or other financial information of any Major Tenants under a Lease (and the guarantors, if any, of any Leases with a Major Tenant) to the extent in Sellers’ possession or control, except to the extent (i) the financial information of such Major Tenants or guarantors is publicly available, or (2) disclosure is prohibited or restricted by a confidentiality or nondisclosure agreement, along with written information relative to the tenants’ payment histories for each Property (i.e., accounts receivable reports). Prior to the expiration of the Inspection Period, the applicable Sellers shall use commercially reasonable efforts to obtain current financial statements from the Major Tenants listed on Exhibit “W” and shall deliver to Purchaser copies of such financial statements actually received by such Sellers prior to the expiration of the Inspection Period. In the event that Sellers’ right to provide information is conditioned upon Purchaser executing a confidentiality agreement, Sellers shall provide the applicable information promptly upon receipt of a confidentiality agreement executed by Purchaser.

(xiv)	Copies of any permits, licenses, or other similar documents in the possession or control of the applicable Seller for the applicable Property relating to the use, occupancy or operation of the applicable Property.

(xv)	Copies of records of any current operating costs and expenses for the Properties as maintained by (or for the benefit of) the applicable Seller along with a general ledger.

(xvi)	To the extent in Sellers’ possession or control, copies of a floor plan with suite demising walls and site plan of each Property with appropriate support for space measurements and parking space counts.

(b) From the Effective Date until the Closing Date, or earlier termination of this Agreement, each Seller shall allow Purchaser and Purchaser’s representatives, on reasonable advance notice and during normal business hours, to have access to such Seller’s existing books, records and files relating to the Property owned by it, at the office of Columbia OP at One Glenlake Parkway, Suite 1200, Atlanta, Georgia 30328, for the purpose of inspecting and (at Purchaser’s expense) copying the same, including, without limitation, the materials listed below (to the extent any or all of the same are in the possession or control of such Seller or in possession of such Seller’s property manager for the applicable Property), subject, however, to the limitations of any confidentiality or nondisclosure agreement to which Sellers or any of them may be bound, and provided that such Seller shall not be required to deliver or make available to Purchaser any appraisals, third party reports (other than the third party reports included in the Due Diligence Deliveries), strategic plans for the Properties or any of them, internal analyses, information regarding the marketing for sale of the Properties or any of them, submissions relating to such Seller’s obtaining of corporate authorization, attorney and accountant work product, attorney-client privileged documents, or other information in the possession or control of Sellers or any of them which Sellers or any of them deem confidential or proprietary. Purchaser acknowledges and agrees, however, that (1) except as may be expressly set forth in Section 4.1, Sellers make no representation or warranty of any nature whatsoever, express or implied, with respect to the ownership, enforceability, accuracy, adequacy or completeness or otherwise of any such records, evaluations, data, investigations, reports or other materials, and (2) of any all materials, data and information delivered or made available by Seller to Purchaser in connection with the transaction contemplated hereby are provided to Purchaser as a convenience only and that any reliance on or use of such materials, data or information by Purchaser shall be at the sole risk of Purchaser. If the Closing contemplated hereunder fails to take place for any reason, Purchaser shall promptly return (or certify as having destroyed) all copies of materials copied from the books, records and files of Sellers relating to the Properties. It is understood and agreed that no Seller shall have any obligation to obtain, commission or prepare any such books, records, files, reports or studies not now in the possession or control of Sellers or the property managers for the Properties. Subject to the foregoing, each Seller agrees to make available to Purchaser for inspection and copying, without limitation, the following books, records and files relating to the Properties, all to the extent the same are in the possession of Sellers or the property managers for the Properties:

(i)	Tenant Correspondence. Copies of any tenant correspondence, to the extent any Seller or property manager for the Properties has the same in its possession; and

(ii)	Plans. All available construction plans and specifications in the possession of the applicable Seller or such Seller’s property manager for such Property relating to the development, condition, repair and maintenance of such Property;

3.3. Condition of the Properties.

(a) Sellers recommend that Purchaser employ one or more independent engineering and/or environmental professionals to perform (subject to the terms and conditions of Section 3.1) engineering, environmental and physical assessments on Purchaser’s behalf in respect of the Properties and the condition thereof. Purchaser and Sellers mutually acknowledge and agree that the Properties are being sold in an “AS IS” condition and “WITH ALL FAULTS,” known or unknown, contingent or existing. Purchaser has the sole responsibility to fully inspect the Properties, to investigate all matters relevant thereto, including, without limitation, the condition of the Properties, and to reach its own, independent evaluation of any risks (environmental or otherwise) or rewards associated with the ownership, leasing, management and operation of the Properties and Purchaser hereby acknowledges that it has been afforded the opportunity to make any all such investigations. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN THE DOCUMENTS EXECUTED BY SELLERS AT CLOSING (INCLUDING ANY STATUTORY OR OTHER REPRESENTATIONS AND WARRANTIES INCORPORATED IN THE DEEDS), IT IS UNDERSTOOD AND AGREED THAT SELLERS ARE NOT MAKING AND HAVE NOT AT ANY TIME MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESSED OR IMPLIED, WITH RESPECT TO THE PROPERTIES.

(b) EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, PURCHASER, UPON CLOSING, SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED EACH SELLER (AND EACH SELLER’S OFFICERS, DIRECTORS, SHAREHOLDERS, MEMBERS, PARTNERS, AGENTS, AFFILIATES, EMPLOYEES AND SUCCESSORS AND ASSIGNS) FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS’ FEES AND COURT COSTS) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH PURCHASER MIGHT HAVE ASSERTED OR ALLEGED AGAINST ANY SELLER (AND EACH SELLER’S OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) AT ANY TIME BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT CONSTRUCTION DEFECTS OR PHYSICAL CONDITIONS, VIOLATIONS OF ANY APPLICABLE LAWS AND ANY AND ALL OTHER ACTS, CLAIMS, OBLIGATIONS, LIABILITIES, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS REGARDING THE PROPERTIES. Without limiting the foregoing, to the fullest extent permitted by law, Purchaser does hereby unconditionally waive and release Sellers and each of them, and their respective officers, directors, shareholders, members, partners, agents, affiliates and employees from any present or future claims and liabilities of any nature arising from or relating to the presence or alleged presence of Hazardous Substances in, on, at, from, under or about the Properties or any adjacent property, including, without limitation, any claims under or on account of any Environmental Law, regardless of whether such Hazardous Substances are located in, on, at, from, under or about the Properties or any adjacent property prior to or after the date hereof (collectively, “Environmental Liabilities”); provided, however, that the foregoing release as it applies to Sellers or any of them, or any of their respective officers, directors, shareholders, members, partners, agents, affiliates and employees, shall not release any Seller from any Environmental Liabilities of such Seller relating to any Hazardous Substances which may be placed, located or released on any Property by a Seller after the date of Closing. In addition, Purchaser does hereby covenant and agree to defend, indemnify, and hold harmless Sellers and each of them, and their respective officers, directors, shareholders, members, partners, agents, affiliates and employees from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses of whatever kind or nature, known or unknown, existing and future, including any action or proceeding brought or threatened, or ordered by governmental authorities, relating to any Hazardous Substances which may be placed, located or released on the Properties after the date of Closing (collectively, “Post Closing Claims”); provided, however, that the foregoing indemnity shall not indemnify Sellers or their respective officers, directors, shareholders, members, partners, agents, affiliates and employees, from and against any Post Closing Claims relating to any Hazardous Substances which may be placed, located or released on the Property by any Seller after the date of Closing. The terms and provisions of this Section 3.3 shall survive the Closing.

3.4. Title and Survey. As promptly as practicable following the Effective Date of this Agreement, Sellers shall obtain from the Title Company a preliminary title commitment together with copies of the underlying title documents as provided by the Title Company with respect to each of the Properties (individually, a “Title Commitment” and collectively, the “Title Commitments”). Sellers shall direct the Title Company to send a copy of each of the Title Commitments along with copies of the underlying title documents to Purchaser. Promptly upon execution of this Agreement, Purchaser shall arrange, at its expense, for the preparation of one or more updates of each Existing Survey or new survey (each such update or new survey, individually, a “Survey”, and collectively, the “Surveys”). Purchaser shall make copies of all such Surveys available to Sellers promptly after Purchaser’s receipt thereof. Purchaser shall have until the date which is five (5) Business Days prior to the end of the Inspection Period to give written notice (the “First Title Notice”) to Sellers’ Counsel of such objections as Purchaser may have to any exceptions to title disclosed in the Title Commitments or in the Surveys or otherwise in Purchaser’s examination of title. From time to time at any time after the First Title Notice and prior to the Closing Date, Purchaser may give written notice (a “Subsequent Title Notice”, with each of the First Title Notice and each Subsequent Title Notice constituting a “Title Notice”) to Sellers’ Counsel of (i) exceptions to title first appearing of record with respect to a Property following the date of the most recent Title Notice, or (ii) other exceptions to title that materially and adversely affect the title, operation or use of a Property and first disclosed to Purchaser in any updated Title Commitment or update of a Survey received by Purchaser following the date of the most recent Title Notice. Sellers shall have the right, but not the obligation (except as to Monetary Objections), to attempt to remove, satisfy or otherwise cure any exceptions to title to which the Purchaser so objects. Within five (5) Business Days after receipt of Purchaser’s First Title Notice, Sellers shall give written notice to Purchaser’s Counsel informing the Purchaser of the election of Sellers with respect to the objections in the First Title Notice. Within five (5) Business Days after receipt of any Subsequent Title Notice, Sellers shall give written notice to Purchaser’s Counsel informing the Purchaser of the election of Sellers with respect to the objections in such Subsequent Title Notice. If Sellers fail to give written notice of election within any such five (5) Business Day period, Sellers shall be deemed to have elected not to attempt to cure the objections (other than Monetary Objections) set forth in the First Title Notice or such Subsequent Title Notice, whichever is applicable. If Sellers elect to attempt to cure any objections, Sellers shall be entitled to one or more reasonable adjournments of the Closing of up to but not beyond the thirtieth (30th) day following the initial date set for the Closing to attempt such cure, but, except for Monetary Objections, Sellers shall not be obligated to expend any sums, commence any suits or take any other action to effect such cure. Except as to Monetary Objections, if Sellers elect, or are deemed to have elected, not to cure any exceptions to title to which Purchaser has objected or if, after electing to attempt to cure, Sellers determine that they are unwilling or unable to remove, satisfy or otherwise cure any such exceptions, Purchaser’s sole remedy hereunder in such event shall be either (i) to accept title to the applicable Property subject to such exceptions as if Purchaser had not objected thereto and without reduction of the Purchase Price, or (ii) to terminate this Agreement within three (3) Business Days after receipt of written notice from Sellers either of the election of Sellers not to attempt to cure any objection or of the determination of Sellers having previously elected to attempt to cure, that Sellers are unable or unwilling to do so, or three (3) Business Days after Sellers are deemed hereunder to have elected not to attempt to cure such objections (and upon any such termination under this clause (ii), Escrow Agent shall promptly return the Earnest Money to Purchaser. If necessary, the Closing Date shall be extended to permit Purchaser and Sellers the opportunity to avail themselves of the entire response periods set forth hereinabove. Notwithstanding anything to the contrary contained elsewhere in this Agreement, Sellers shall be obligated to either remove or have the Title Company insure over or otherwise satisfy, by payment or other appropriate measure of satisfaction, all Monetary Objections at or prior to Closing to Purchaser’s reasonable satisfaction, and may use the proceeds of the Purchase Price at Closing for such purpose. All exceptions to title which Purchaser elects (or is deemed to have elected) to accept title to the applicable Property subject to, shall be deemed to be added to, be a part of, and included as “Permitted Exceptions”. At Closing, each Seller shall convey and transfer to Purchaser such title to the portion of the Property owned by such Seller constituting real property as will enable the Title Company to issue to Purchaser a standard coverage ALTA Owner’s Policy of Title Insurance in the current 2006 policy form (or Texas Land Title Association Form T-1 for any Property located in the State of Texas) in the amount of the Purchase Price allocated to such Property on Exhibit “M”, subject only to the Permitted Exceptions.

3.5. Service Contracts. Not less than fifteen (15) days prior to the expiration of the Inspection Period, Purchaser will designate in a written notice to Sellers which Service Contracts Purchaser will assume and which Service Contracts will be terminated by Sellers at Closing; provided, however, that Sellers shall not be obligated to terminate, and Purchaser shall assume the obligations of Sellers arising from and after Closing under, all Service Contracts which cannot be terminated by Sellers, or any of them, upon no more than thirty (30) days prior notice or which can be terminated by Sellers, or any of them, only upon payment of a fee, premium, penalty or other form of early termination compensation; further provided, however, that if such written notice from Purchaser designating which Service Contracts are to be terminated by Sellers at Closing is given less than thirty (30) days prior to the Closing Date, then Sellers shall give notice under those Service Contracts which can be terminated by Sellers upon no more than thirty (30) days prior notice without payment of a fee, premium, penalty or other form of early termination compensation (the “Late Notice Service Contracts”), and, in addition to assuming the obligations of Sellers first accruing on or after Closing under all Service Contracts which cannot be terminated by Sellers upon no more than thirty (30) days prior notice or which can be terminated by Sellers only upon payment of a fee, premium, penalty or other form of early termination compensation, Purchaser shall assume the obligations of Sellers first accruing on or after Closing under the Late Notice Service Contracts through the effective date of such termination thereof; provided further, however, Sellers shall be required to terminate all Service Contracts which are with any affiliates of Sellers on the Closing Date. Subject to the foregoing, and taking into account any credits or prorations to be made pursuant to Article 5 hereof for payments coming due after Closing but accruing prior to Closing, Purchaser will assume the obligations arising from and after the Closing Date under those Service Contracts which Purchaser has designated will not be terminated. Subject to the foregoing, Sellers, without cost to

Purchaser, shall terminate at Closing all Service Contracts that are not so assumed. If Purchaser fails to notify Sellers in writing on or before the date that is fifteen (15) days prior to the expiration of the Inspection Period of any Service Contracts that Purchaser does not desire to assume at Closing, Purchaser shall be deemed to have elected to assume all such Service Contracts and to have waived its right to require Sellers to terminate such Service Contracts at Closing.

3.6. Termination of Agreement. Purchaser shall have until the expiration of the Inspection Period to determine, in Purchaser’s sole opinion and discretion, the suitability of the Properties for acquisition by Purchaser or Purchaser’s permitted assignee. Purchaser shall have the right to terminate this Agreement, for any reason or no reason, at any time on or before said time and date of expiration of the Inspection Period by giving written notice to Sellers of such election to terminate; provided that the failure of Escrow Agent to receive (for any reason) the full amount of the Additional Deposit prior to the expiration of the Inspection Period shall be deemed to constitute notice of termination of this Agreement pursuant to this Section 3.6, in which event at the request of any party, the other party shall promptly execute and deliver a written confirmation of such termination, provided that the failure for a party to execute and deliver such confirmation shall not affect the effectiveness of the termination of this Agreement as aforesaid. If Purchaser so timely elects to terminate this Agreement pursuant to this Section 3.6, Escrow Agent shall promptly pay the Initial Earnest Money to Purchaser, whereupon, except for those provisions of this Agreement which by their express terms survive the termination of this Agreement, no party hereto shall have any other or further rights or obligations under this Agreement. If Purchaser fails to deliver a written notice of termination prior to the expiration of the Inspection Period and is not deemed to have terminated this Agreement by reason of the Escrow Agent’s failure to timely receive the full Additional Deposit, Purchaser shall have no further right to terminate this Agreement pursuant to this Section 3.6.

3.7. Confidentiality. The Due Diligence Deliveries and all other information acquired by Purchaser or any of its designated representatives (including by way of example, but not in limitation, the officers, directors, shareholders and employees of Purchaser, and Purchaser’s engineers, consultants, counsel, accountants and potential lenders, and the officers, directors, shareholders and employees of each of them) from Sellers or their agents or representatives with respect to the Properties or obtained by Purchaser as a result of its inspection of the Properties, examination of the books, records and files of Sellers or any of them in respect of the Properties, or otherwise (collectively, the “Due Diligence Material”) shall be used solely for the purpose of determining whether the Properties are suitable for Purchaser’s acquisition and ownership thereof and for no other purpose whatsoever. Prior to Closing, the terms and conditions which are contained in this Agreement and all Due Diligence Material which is not published as public knowledge or which is not generally available in the public domain shall be kept in confidence by Purchaser, and such information shall not be disclosed to any individual or entity other than to those authorized representatives of Purchaser and Purchaser’s prospective and actual counsel, accountants, professionals, consultants, investors, attorneys and lenders, who need to know the information for the purpose of assisting Purchaser in evaluating the Properties for Purchaser’s potential acquisition thereof; provided, however, that prior to the disclosure of any such information, Purchaser shall inform the intended recipient of any Due Diligence Material of the obligation to maintain the confidentiality of such information as required by this Section 3.7; and provided further, that Purchaser shall have the right to disclose any such information if required by applicable law or as may be necessary in connection with any court action or proceeding with respect to this Agreement. Prior to Closing, Sellers shall keep the terms and conditions which are contained in this Agreement confidential, subject to the same rights of disclosure as Purchaser has pursuant to the immediately preceding sentence. Purchaser shall and hereby agrees to indemnify and hold Sellers and each of them harmless from and against any and all loss, liability, cost, damage or expense that Sellers or any of them may suffer or incur (including, without limitation, reasonable attorneys’ fees actually incurred) as a result of the unpermitted disclosure or use of any of the Due Diligence Material to any individual or entity other than an appropriate representative of Purchaser and Purchaser’s prospective and actual counsel, accountants, professionals, consultants, investors, attorneys and lenders and/or the use of any Due Diligence Material for any purpose other than as herein contemplated and permitted. The foregoing indemnity shall not extend to disclosure of any Due Diligence Material (i) as may be required by applicable law to be disclosed, or (ii) that is or becomes public knowledge other than by virtue of a breach of Purchaser’s covenant under this Section 3.7. If Purchaser or Sellers elect to terminate this Agreement pursuant to any provision hereof permitting such termination, or if the Closing contemplated hereunder fails to occur for any reason, Purchaser will promptly return to Sellers all Due Diligence Material in the possession of Purchaser and any of its representatives, and destroy (and shall certify as having destroyed) all copies, notes or abstracts or extracts thereof, as well as all copies of any analyses, compilations, studies or other documents prepared by Purchaser or for its use (whether in written or electronic form) containing or reflecting any Due Diligence Material. In the event of a breach or threatened breach by Purchaser or any of its representatives of this Section 3.7, Sellers and each of them shall be entitled, in addition to other available remedies, to an injunction restraining Purchaser or its representatives from disclosing, in whole or in part, any of the Due Diligence Material and any of the terms and conditions of this Agreement. Nothing contained herein shall be construed as prohibiting or limiting Sellers from pursuing any other available remedy, in law or in equity, for such breach or threatened breach. The provisions of this Section 3.7 shall survive any termination of this Agreement and shall supersede and replace any confidentiality agreement entered into prior to the Effective Date between Sellers and Purchaser.

ARTICLE 4.

REPRESENTATIONS, WARRANTIES AND OTHER AGREEMENTS

4.1. Representations and Warranties of Sellers. Each Seller, individually, solely as to such Seller and not as to any other Seller, hereby makes the following representations and warranties to Purchaser:

(a) Organization, Authorization and Consents.

(i)	Such Seller (i) has the right, power and authority to enter into this Agreement and, subject to Sections 4.3(h) and 4.3(i), to sell the Property that it owns in accordance with the terms and provisions of this Agreement, to engage in the transaction contemplated in this Agreement and to perform and observe all of the terms and provisions hereof; and (ii) except as set forth on Exhibit “H”, has not granted to any third party the right to purchase all or any part of the Property which right has not been waived in writing.

(ii)	11200 W. Parkland is a duly organized and validly existing limited liability company under the laws of the State of Delaware, whose sole member is Columbia OP.

(iii)	1200 Morris is a duly organized and validly existing business trust under the laws of the Commonwealth of Pennsylvania, whose trustee is Columbia Property Trust, Inc.

(iv)	13655 Riverport is a duly organized and validly existing limited liability company under the laws of the State of Delaware, whose sole member is Columbia OP.

(v)	4300 Centreway Place is a duly organized and validly existing limited partnership under the laws of the State of Delaware, whose general partner is Wells REIT II – 4300 Centreway Place, LLC, a Delaware limited liability company.

(vi)	8909 Purdue Road is a duly organized and validly existing limited liability company under the laws of the State of Delaware, whose sole member is Columbia OP.

(vii)	Chase Center is a duly organized and validly existing limited liability company under the laws of the State of Delaware, whose sole member is Columbia OP.

(viii)	Columbia OP is a duly organized and validly existing limited partnership under the laws of the State of Delaware, whose general partner is Columbia Property Trust, Inc., a Maryland corporation

(ix)	Columbia Property Trust, Inc. is a duly organized and validly existing corporation under the laws of the State of Maryland.

(x)	Eagle Rock 4241 is a duly organized and validly existing limited liability company under the laws of the State of Delaware, whose sole member is Columbia OP.

(xi)	Governor’s Pointe 4241 is a duly organized and validly existing limited liability company under the laws of the State of Delaware, whose sole member is Columbia OP.

(xii)	Governor’s Pointe 8990 is a duly organized and validly existing limited liability company under the laws of the State of Delaware, whose sole member is Columbia OP.

(xiii)	Lakehurst is a duly organized and validly existing limited liability company under the laws of the State of Delaware, whose sole member is Columbia OP.

(xiv)	MacArthur Ridge is a duly organized and validly existing limited partnership under the laws of the State of Delaware, whose general partner is Wells REIT II – MacArthur Ridge I, LLC, a Delaware limited liability company.

(xv)	Northpointe – 15815 is a duly organized and validly existing Delaware limited liability company, whose sole member is Columbia OP.

(xvi)	Northpointe – 16201 is a duly organized and validly existing Delaware limited liability company, whose sole member is Columbia OP.

(xvii)	One Century Place is a duly organized and validly existing Delaware limited liability company, whose sole member is Columbia OP.

(xviii)	Republic Drive is a duly organized and validly existing Delaware limited liability company, whose sole member is Columbia OP.

(xix)	Wells REIT II – 4300 Centreway Place, LLC is a duly organized and validly existing Delaware limited liability company, whose sole member is Columbia OP.

(xx)	Wells REIT II – MacArthur Ridge I, LLC is a duly organized and validly existing Delaware limited liability company, whose sole member is Columbia OP.

(xxi)	Wildwood Properties is a duly organized and validly existing Delaware limited liability company, whose sole member is Columbia OP.

(b) Action of Sellers, Etc. Such Seller has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and upon the execution and delivery of any document to be delivered by such Seller on or prior to the Closing, this Agreement and such document shall constitute the valid and binding obligation and agreement of such Seller, enforceable against such Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors.

(c) No Violations of Agreements. Neither the execution, delivery or performance of this Agreement by such Seller, nor, subject to Sections 4.3(h) and 4.3(i), compliance with the terms and provisions hereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in the creation of any lien, charge or encumbrance upon the Property owned by such Seller or any portion thereof pursuant to the terms of any indenture, deed to secure debt, mortgage, deed of trust, note, evidence of indebtedness or any other agreement or instrument by which such Seller is bound.

(d) Litigation. Except as disclosed on EXHIBIT “I” attached hereto, such Seller has not received written notice of any pending suit, action, arbitration, or legal or other proceeding or governmental investigation, and to such Seller’s knowledge no suit, action or proceeding exists, which (i) if determined adversely to such Seller, materially and adversely affects the use or value of the Property owned by such Seller, or (ii) questions the validity of this Agreement or any action taken or to be taken pursuant hereto, or (iii) involves condemnation or eminent domain proceedings involving the Property owned by such Seller or any portion thereof.

(e) Existing Leases. Other than the Leases listed on EXHIBIT “G” attached hereto and the Wildwood Lease Agreement, there are no leases, licenses or other similar agreements with respect to the occupancy of the Property owned by such Seller or any portion or portions thereof which will be binding on Purchaser after the Closing. As of the date hereof, Sellers are the holders of all of the landlord’s right, title and interest in, to and under the Leases, subject to any assignments made to lenders with respect to financing that will be fully satisfied at or prior to Closing. Sellers, to their knowledge, have not received any written notice of a claim from any tenant under the Leases alleging any default by the landlord under the Leases that has not been cured or demanding any work that has not been performed or payment from landlord that has not been made, and to such Seller’s knowledge, no material default by landlord under the Leases exists. Sellers have not delivered any notice of default under any Lease which remains uncured and, to Seller’s knowledge, except as disclosed to Purchaser in writing no material defaults by any tenant exist under the Leases. Set forth on Exhibit “N” is a list of Letters of Credits and the amount of Security Deposits actually held by such Seller for each Lease.

(f) Leasing Commissions. There are no lease brokerage agreements, leasing commission agreements or other agreements providing for payments of any amounts for leasing activities or procuring tenants with respect to the Property owned by such Seller or any portion or portions thereof other than as disclosed in EXHIBIT “C” attached hereto (the “Commission Agreements”), and all leasing commissions and brokerage fees payable under the Commission Agreements with respect to such Property (whether due prior to or after the Closing Date) shall be paid in full at Closing. Notwithstanding anything to the contrary contained herein, Purchaser shall be responsible for the payment of all leasing commissions payable for (a) any new leases entered into after the Effective Date that have been approved (or deemed approved) by Purchaser, and (b) the renewal, expansion or extension of any Lease existing as of the Effective Date and exercised or effected after the Effective Date.

(g) Management Agreements. Except for those certain management agreements more particularly described on EXHIBIT “L” attached hereto and made a part hereof (each and any one or more, a “Management Agreement” or the “Management Agreements”), there is no other agreement currently in effect relating to the management of the Property owned by such Seller by any third-party management company.

(h) Taxes and Assessments. Except as may be set forth on EXHIBIT “K” attached hereto and made a part hereof, such Seller has not filed, and has not retained anyone to file, notices of protests against, or to commence action to review, real property tax assessments against the Property owned by such Seller.

(i) Compliance with Laws and Insurance Requirements. To such Seller’s knowledge, and except as set forth on EXHIBIT “I,” such Seller has received no written notice alleging any violations of law (including any Environmental Law), municipal or county ordinances, or other legal or insurance requirements with respect to the Property owned by such Seller where such violations remain outstanding. Except as set forth in the Title Commitments, such Seller has not received any written notices regarding new real property tax assessments or real property tax reassessments with respect to its Property.

(j) Other Agreements. Except for the Leases, the Commission Agreements, the Service Contracts, the Management Agreements, the documents and instruments listed on Exhibit “X” (including the Wildwood Lease Agreement), and the Permitted Exceptions (collectively, “Other Agreements”) applicable to the Property owned by such Seller, there are no leases, management agreements, brokerage agreements, leasing agreements or other agreements or instruments in force or effect entered into by a Seller that grant to any person or any entity (other than such Seller) any right, title, interest or benefit in and to all or any part of the Property owned by such Seller or any rights relating to the use, operation, management, maintenance or repair of all or any part of such Property which will survive the Closing or be binding upon Purchaser other than those which Purchaser has agreed in writing to assume prior to the expiration of the Inspection Period (or is deemed to have agreed to assume) or which are terminable upon thirty (30) days’ notice without payment of premium or penalty.

(k) Seller Not a Foreign Person. Such Seller is not a “foreign person” which would subject Purchaser to the withholding tax provisions of Section 1445 of the Internal Revenue Code of 1986, as amended.

(l) Employees. Such Seller has no employees to whom by virtue of such employment Purchaser will have any obligation after the Closing.

(m) Building Code and Zoning Code Violations. As of the date hereof, (i) no Seller has received any written building code or zoning code violation notices with respect to its Property (other than notices of violations which have been removed or corrected); and (ii) no Seller has received written notice of a zoning change which would affect its Property.

(n) Further Encumbrances. Except as otherwise expressly provided herein, each Seller shall not further voluntarily encumber its Property.

(o) Environmental Violations. To the best of each Seller’s knowledge, as of the date hereof, such Seller has received no written notices of violation of any Environmental Laws which have not been cured. Sellers have provided Purchaser with copies of the Existing Environmental Reports as received from the preparer of such Existing Environmental Reports.

(p) Personal Property. Such Seller owns its respective Personal Property set forth on Exhibit “B” free of any liens or encumbrances other than the Permitted Exceptions.

(q) Plan Assets. Sellers do not have any assets which include assets of an employee benefit plan as defined in Section 3(3) of Employee Retirement Income Security Act of 1974, as the same may from time to time be amended or modified.

(r) Executive Order No. 133224. Sellers are in compliance with the requirements of Executive Order No. 133224, 66 Fed Reg. 49079 (September 25, 2001) (the “Order”) and other similar requirements contained in the rules and regulations of the Office of Foreign Asset Control, Department of the Treasury (“OFAC”) and in any enabling legislation or other Executive Orders in respect thereof (the Order and such other rules, regulations, legislation, or orders are collectively called the “Orders”). No Seller (i) is listed on the Specially Designated

Nationals and Blocked Persons List maintained by OFAC pursuant to the Order and/or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Orders (such lists are collectively referred to as the “Lists”), (ii) has been determined by competent authority to be subject to the prohibitions contained in the Orders, and (iii) is owned or controlled by, nor acts for or on behalf of, any person or entity on the Lists or any other person or entity who has been determined by competent authority to be subject to the prohibitions contained in the Orders.

(s) Tenant Inducement Costs. Except as set forth on EXHIBIT “R”, to such Seller’s knowledge there are no unpaid or unsatisfied Tenant Inducement Costs with respect to any of the Leases for the Property owned by such Seller entered into prior to the Effective Date.

The representations and warranties made in this Agreement by such Seller shall be continuing and shall be deemed made as of the date hereof and remade by such Seller as of the Closing Date with the same force and effect as if made on, and as of, such date, subject to such Seller’s right to update such representations and warranties by written notice to Purchaser and in the certificate of such Seller to be delivered pursuant to Section 5.1(h) hereof and shall survive the closing to the extent provided in Section 11.4.

Except as otherwise expressly provided in this Agreement or in any documents to be executed and delivered by Sellers to Purchaser at the Closing, none of the Sellers has made, and Purchaser has not relied on, any information, promise, representation or warranty, express or implied, regarding the Properties, whether made by Sellers, or any of them, on behalf of Sellers or any of them, or otherwise, including, without limitation, the physical condition of the Properties, the financial condition of the tenants under the Leases, title to or the boundaries of the Properties, pest control matters, soil conditions, the presence, existence or absence of hazardous wastes, toxic substances or other environmental matters, compliance with building, health, safety, land use and zoning laws, regulations and orders, structural and other engineering characteristics, traffic patterns, market data, economic conditions or projections, past or future economic performance of the tenants or the Properties, and any other information pertaining to the Properties or the market and physical environments in which the Properties are located. Purchaser acknowledges (i) that Purchaser has entered into this Agreement with the intention of making and relying upon its own investigation or that of Purchaser’s own consultants and representatives with respect to the physical, environmental, economic and legal condition of the Properties and (ii) that Purchaser is not relying upon any statements, representations or warranties of any kind, other than those specifically set forth in this Agreement or in any document to be executed and delivered by Sellers or any of them to Purchaser at the Closing, made (or purported to be made) by Sellers or any of them or anyone acting or claiming to act on behalf of Sellers or any of them. Purchaser will inspect the Properties and become fully familiar with the physical condition thereof and, subject to the terms and conditions of this Agreement, shall purchase the Properties in their “as is” condition, “with all faults,” on the Closing Date. The provisions of this paragraph shall survive the Closing.

4.2. Knowledge Defined. All references in this Agreement to the “knowledge of Seller” or “to Seller’s knowledge” or similar references to the knowledge of a Seller shall refer, with respect to a Seller (and to that Seller only), only to the actual knowledge of the individual or individuals designated for such Seller on Exhibit “T”, which individual or individuals have been actively involved in the management of that Seller’s business in respect of that Seller’s Property in its or their respective capacity as asset managers for that Seller. The term “knowledge of Seller” or “to Seller’s knowledge” shall not be construed, by imputation or otherwise, to refer to the knowledge of Sellers or any of them, or any affiliate of Sellers, or to any other partner, member, beneficial owner, officer, director, agent, manager, representative or employee of Sellers, or any of their respective affiliates, or to impose on the individuals named above any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains. There shall be no personal liability on the part of the individuals named above arising out of any representations or warranties made herein or otherwise.

4.3. Covenants and Agreements of Sellers.

(a) Leasing Arrangements. During the pendency of this Agreement, no Seller will enter into any lease affecting the Property owned by such Seller, or modify or amend in any respect, or terminate, any of the existing Leases affecting such Property without Purchaser’s prior written consent in each instance, which consent, prior to the end of the Inspection Period, shall not be unreasonably withheld, delayed or conditioned and which shall be deemed given unless withheld by written notice to such Seller given within five (5) Business Days after Purchaser’s receipt of such Seller’s written request therefor, each of which requests shall be accompanied by a copy of any proposed modification or amendment of an existing Lease or of any new Lease that such Seller wishes to execute between the Effective Date and the Closing Date, including, without limitation, a description of any Tenant Inducement Costs and leasing commissions associated with any proposed renewal or expansion of an existing Lease or with any such new Lease. If Purchaser fails to notify such Seller in writing of its approval or disapproval within said five (5) Business Day period, such failure by Purchaser shall be deemed to be the approval of Purchaser. After the end of the Inspection Period, no Seller shall enter into any lease affecting the Property owned by such Seller, or modify or amend in any respect, or terminate any existing Lease without Purchaser’s prior written consent in each instance, which consent may be withheld in Purchaser’s sole discretion. At Closing, Purchaser shall reimburse each Seller for any Tenant Inducement Costs, leasing commissions or other expenses, including reasonable attorneys’ fees, actually incurred by Seller pursuant to a renewal or expansion of any existing Lease after the Effective Date or new Lease approved or deemed approved by Purchaser hereunder. Notwithstanding the foregoing to the contrary, Purchaser shall have no right to disapprove, and shall be deemed to have approved, all renewals, extensions and expansions contained in any existing Lease and exercised by the tenant under such Lease.

(b) New Contracts. During the pendency of this Agreement, no Seller will enter into any contract, or modify, amend, renew or extend any existing contract, that will be an obligation affecting the Property owned by such Seller or any part thereof subsequent to the Closing without Purchaser’s prior written consent in each instance (which Purchaser agrees not to withhold or delay unreasonably), except contracts entered into in the ordinary course of business that are terminable without cause (and without penalty or premium) on thirty (30) days (or less) notice.

(c) Operation of Property; Security Deposits. During the pendency of this Agreement, each Seller shall continue to operate and maintain the Property owned by such Seller in a manner generally consistent with such Seller’s past and current practices. With respect to the Letters of Credit, (i) prior to the expiration of the Inspection Period, Sellers shall provide to Purchaser with at least three (3) Business Days’ prior notice prior to drawing on any Letter of Credit or otherwise applying any Security Deposit to the obligation of a tenant under any Lease and if requested by Purchaser within such three (3) Business Day period, shall consult with Purchaser prior to taking such action, and (ii) from and after the expiration of the Inspection Period, Sellers shall not draw upon any Letter of Credit or otherwise apply any Security Deposit to the obligations of any tenant under its Lease without the consent of Purchaser, which consent may be withheld in Purchaser’s sole discretion.

(d) Insurance. During the pendency of this Agreement, each Seller shall, at such Seller’s expense, continue to maintain all casualty, liability, business interruption and other insurance policies covering the Property which are currently in force and effect.

(e) Tenant Estoppel Certificates. Each Seller shall use commercially reasonable efforts to obtain and deliver to Purchaser prior to Closing a written Tenant Estoppel Certificate signed by each tenant under the Leases affecting the Property owned by such Seller; provided that delivery of such signed Tenant Estoppel Certificates shall be a condition of Closing only to the extent set forth in Section 6.1(c) hereof; and in no event shall the inability or failure of such Seller to obtain and deliver any of said Tenant Estoppel Certificates be a default of such Seller hereunder.

(f) SNDA’s. Each Seller shall use commercially reasonable efforts to obtain and deliver to Purchaser prior to Closing a written Subordination, Non-Disturbance and Attornment Agreement signed by each tenant under the Leases affecting the Property owned by such Seller; provided that delivery of such signed Subordination, Non-Disturbance and Attornment Agreements shall be a condition of Closing only to the extent set forth in Section 6.1(d) hereof; and in no event shall the inability or failure of such Seller to obtain and deliver any of said Subordination, Non-Disturbance and Attornment Agreements be a default of such Seller hereunder.

(g) Management Agreements. Provided that Purchaser does not terminate this Agreement pursuant to Section 3.6 and Purchaser timely delivers the Additional Earnest Money to Escrow Agent in accordance with Section 2.3(b), promptly following the expiration of the Inspection Period, Sellers shall send notices of termination of the Management Agreements to the respective property managers thereunder in accordance with the terms of such Management Agreements. To the extent that by the terms of any such Management Agreements the effective date of the termination will be later than the Closing Date, then (i) such Management Agreements shall be assigned to Purchaser at Closing, (ii) Purchaser shall be responsible for the performance of all of the applicable Sellers’ obligations under those Management Agreements from and after the Closing Date through the effective date of such termination, and (iii) each of the applicable Sellers shall represent and warrant to Purchaser that no defaults exist by any party under such Seller’s assigned Management Agreement and shall indemnify Purchaser from and against all liabilities and claims related to such assigned Management Agreement other than performance by Purchaser of such Seller’s obligations from and after the Closing Date, with such representations and warranties surviving Closing for the Survival Period and such indemnity being included within the indemnity of Columbia OP under Section 11.1.

(h) Rights of First Offer. Each applicable Seller shall use commercially reasonable efforts to obtain and deliver to Purchaser prior to the date ten (10) Business Days prior to the Outside Closing Date, a written waiver executed by the holder of the purchase right set forth on Exhibit “H” affecting the Property of such Seller. In the event that such waiver is not received on or prior to the date ten (10) Business Days prior to the Outside Closing Date, then the Property for which such waiver has not been obtained shall be deemed an “Excluded Property” to which the provisions of the last paragraph of Section 6.1 shall apply in the same manner as if the waiver that was not obtained had been an unobtained Tenant Estoppel Certificate or SNDA.

(i) DACC Consent. Wildwood Properties shall use commercially efforts to obtain and deliver to Purchaser prior to the Outside Closing Date, (A) all consents and/or approvals necessary or appropriate in connection with the transfer of the Wildwood Leasehold Interests to Purchaser, including, without limitation, a written consent to the transfer of the Wildwood Leasehold Interests to Purchaser executed by the Development Authority of Cobb County (the “DACC”) and Regions Bank, as trustee under the Indenture (“DACC Consent”), (B) such other documentation required under the documents listed on Exhibit X hereof in order to effectuate the transfer of the Wildwood Leasehold Interests to Purchaser, including, without limitation, instruments of transfer and opinions of counsel (the “DACC Supporting Documentation”), and (C) an instrument executed by the DACC and the Board of Tax Assessors of Cobb County, Georgia acknowledging the transfer of the Wildwood Leasehold Interests to Purchaser and confirming that, notwithstanding anything in the Existing Tax Abatement Agreement to the contrary, the tax abatement under the Existing Tax Abatement Agreement shall continue after giving effect to the transfer of the Wildwood Leasehold Interests to Purchaser (“DACC Tax Abatement Confirmation”; and together with the DACC Consent and the DACC Supporting Documentation, the “DACC Approval”). Purchaser shall reasonably cooperate with Wildwood Properties to obtain the DACC Approval, including, without limitation, submitting such documents and information regarding Purchaser as the DACC, Regions Bank or the Board of Tax Assessors of Cobb County, Georgia may reasonably require as a condition to issuance of the DACC Consent, including a replacement of that certain Guaranty Agreement by and between Wildwood Properties, LLC and Regions Bank, dated October 1, 2010 (but excluding, for the avoidance of doubt, any opinion of counsel (other than opinions regarding Purchaser or the guarantor executing such replacement guaranty), which shall be obtained by Wildwood Properties). In the event that the DACC Approval has not been obtained and delivered to Purchaser prior to the Outside Closing Date (as the same may be extended or postponed as provided in this Agreement), then Wildwood Properties and Purchaser shall each have the right to extend the Outside Closing Date for a period not to exceed thirty (30) days in order to obtain such DACC Approval. In the event that the DACC Approval is not obtained within such thirty (30) day extension period, then Purchaser may either (i) elect in writing within two (2) Business Days following such thirty (30) day extension period to proceed to Closing on the other Properties, in which event (1) the Wildwood Properties Property shall be deemed an “Excluded Property” and will not be conveyed to Purchaser on the scheduled Closing Date, (2) the aggregate Purchase Price for the Properties as set forth in Section 2.4 hereof shall be reduced by the Purchase Price allocated to the Wildwood Properties Property as set forth on EXHIBIT “M” attached hereto, (3) the parties hereto shall proceed to close the purchase and sale of the other Properties which are the subject of this Agreement, and (4) this Agreement shall terminate with respect to the Wildwood Properties Property and neither party shall have any other or further rights or obligations under this Agreement with respect to the Wildwood Properties Property except for those provisions of this Agreement which by their express terms survive the termination of this Agreement, or (ii) terminate this Agreement by written notice to Sellers given within two (2) Business Days following such thirty (30) day extension period, in which event Escrow Agent shall promptly return the Earnest Money to Purchaser and thereafter neither party shall have any further rights or obligations hereunder except for those provisions of this Agreement which by their express terms survive the termination of this Agreement. In the event that Purchaser fails to expressly elect to close within such two (2) Business Day period pursuant to the foregoing clause (i), Purchaser shall be deemed to have elected to terminate this Agreement pursuant to the foregoing clause (ii), in which event at the request of any party, the other party shall promptly execute and deliver a written confirmation of such termination, provided that the failure for a party to execute and deliver such confirmation shall not affect the effectiveness of the termination of this Agreement as aforesaid.

4.4. Representations and Warranties of Purchaser. The representations and warranties made in this Agreement by Purchaser shall be continuing and shall be deemed remade by Purchaser as of the Closing Date, with the same force and effect as if made on, and as of, such date.

(a) Organization, Authorization and Consents. Purchaser is a duly organized and validly existing corporation under the laws of the State of California. Purchaser has the right, power and authority to enter into this Agreement and to purchase the Property in accordance with the terms and conditions of this Agreement, to engage in the transactions contemplated in this Agreement and to perform and observe the terms and provisions hereof.

(b) Action of Purchaser, Etc. Purchaser has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and upon the execution and delivery of any document to be delivered by Purchaser on or prior to the Closing, this Agreement and such document shall constitute the valid and binding obligation and agreement of Purchaser, enforceable against Purchaser in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors.

(c) No Violations of Agreements. Neither the execution, delivery or performance of this Agreement by Purchaser, nor compliance with the terms and provisions hereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under the terms of any indenture, deed to secure debt, mortgage, deed of trust, note, evidence of indebtedness or any other agreement or instrument by which Purchaser is bound.

(d) Litigation. To Purchaser’s knowledge, Purchaser has received no written notice that any action or proceeding is pending or threatened, which questions the validity of this Agreement or any action taken or to be taken pursuant hereto.

(e) Executive Order No. 133224. Purchaser is in compliance with the requirements of the Orders. Purchaser (i) is not listed on the Lists, (ii) has not been determined by competent authority to be subject to the prohibitions contained in the Orders, and (iii) is not owned or controlled by, nor acts for or on behalf of, any person or entity on the Lists or any other person or entity who has been determined by competent authority to be subject to the prohibitions contained in the Orders.

All references in this Agreement to the “knowledge of Purchaser” or “to Purchaser’s knowledge” or similar references to the knowledge of Purchaser or words of similar import shall refer only to the actual knowledge of Michael Escalante and Louis Sohn (collectively, “Purchaser’s Knowledge Parties”). The term “knowledge of Purchaser” or “to Purchaser’s knowledge” or similar references to the knowledge of Purchaser or words of similar import shall not be construed, by imputation or otherwise, to refer to the knowledge of Purchaser or any affiliate of Purchaser, or to any other partner, member, beneficial owner, officer, director, agent, manager, representative or employee of Purchaser, or any of their respective affiliates, or to impose on the Purchaser’s Knowledge Parties any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains; provided, however, that Purchaser’s Knowledge Parties shall, as the individuals primarily responsible for determining the suitability of the Properties for Purchaser’s purposes on behalf of Purchaser, use commercially reasonable efforts, consistent with the size and nature of the transactions contemplated by this Agreement, to conduct appropriate due diligence including the review of the Due Diligence Deliveries and any reports commissioned by Purchaser as part of its due diligence investigations of the Properties and to make inquiry of the persons undertaking such due diligence investigations of the Properties on behalf of Purchaser, including inquiry regarding the matters that are the subject of Sellers’ representations and warranties set forth in Section 4.1, provided that Sellers acknowledge that the Purchaser’s Knowledge Parties shall not be personally reviewing all of the Due Diligence Materials. There shall be no personal liability on the part of the Purchaser’s Knowledge Parties arising out of any representations or warranties made herein or otherwise.

ARTICLE 5.

CLOSING DELIVERIES, CLOSING COSTS AND PRORATIONS

5.1. Sellers’ Closing Deliveries. Sellers shall obtain or execute and deliver to Purchaser at Closing the following documents, all of which shall be duly executed, acknowledged and notarized where required:

(a) Special Warranty Deeds. A limited warranty deed, special warranty deed, grant deed or similar deed in recordable form and in the form customarily used in the jurisdiction in which the applicable Property is located pursuant to which a grantor warrants title only as to parties claiming by, through or under the grantor but not otherwise from each Seller with respect to the Land and related Improvements owned by such Seller (other than with respect to the Wildwood Leasehold Interests) (each, a “Deed”), subject only to the Permitted Exceptions applicable to such Property, and executed and acknowledged by such Seller. The legal description of the applicable parcel of Land set forth in the Deed shall be based upon and conform to the legal descriptions attached hereto as EXHIBIT “A.” If and to the extent that any of the Permitted Exceptions to which a particular Property is subject requires the recitation or incorporation in any deed of any provisions of such Permitted Exception, the Deed may conform to such requirements;

(b) Quitclaim Deed. Upon request, each Seller shall deliver a quitclaim deed in the form customarily used in the jurisdiction in which the applicable Property is located to convey the Property owned by such Seller (other than with respect to the Wildwood Leasehold Interests) without warranty of any kind by reference to the metes and bounds legal description of such Property as reflected on the Survey if such description is different from the description on Exhibit “A”;

(c) Assignment and Assumption of Leases and Security Deposits. Two (2) counterparts with respect to each Seller of an assignment and assumption of the Leases and Security Deposits with respect to the Property owned by such Seller and, to the extent required elsewhere in this Agreement, the obligations of such Seller under the Commission Agreements with respect to the Property owned by such Seller in the form attached hereto as SCHEDULE 2 (the “Assignment and Assumption of Leases”), executed and acknowledged by such Seller;

(d) Bill of Sale. A bill of sale from each Seller for the Personal Property of such Seller in the form attached hereto as SCHEDULE 3 (the “Bill of Sale”), executed and acknowledged by such Seller;

(e) Assignment and Assumption of Service Contracts. Two (2) counterparts with respect to each Seller of an assignment and assumption of Service Contracts with respect to the Service Contracts and Management Agreements to be assigned to Purchaser applicable to the Property owned by such Seller in the form attached hereto as SCHEDULE 4 (the “Assignment and Assumption of Service Contracts”), executed, acknowledged and sealed by such Seller;

(f) General Assignment. An assignment with respect to each Seller of the Intangible Property of such Seller in the form attached hereto as SCHEDULE 5 (the “General Assignment”), executed and acknowledged by such Seller. As to any warranties for materials and workmanship (e.g. roof, HVAC, parking lot-including by way of illustration and not limitation, the roof warranty for materials and workmanship) in Seller’s possession or control, copies thereof.

(g) Seller’s Affidavit. An owner’s affidavit from each Seller substantially in the form attached hereto as SCHEDULE 6 (“Seller’s Affidavit”);

(h) Seller’s Certificate. A certificate from each Seller in the form attached hereto as SCHEDULE 7 (“Seller’s Certificate”), evidencing the reaffirmation of the truth and accuracy in all material respects of such Seller’s representations and warranties set forth in Section 4.1 hereof, and identifying any representation or warranty which is not, or no longer is, true and correct and explaining the state of facts giving rise to the change. Sellers shall not be liable to Purchaser for, or be deemed to be in default hereunder by reason of, any breach of representation or warranty which results from any change that (i) occurs between the Effective Date and the date of Closing and (ii) is expressly permitted under the terms of this Agreement or is beyond the reasonable control of such Seller to prevent; provided, however, that the occurrence of a change which is not expressly permitted under this Agreement and is beyond the reasonable control of the applicable Seller to prevent will, if materially adverse to Purchaser, constitute a failure of the condition set forth in Section 6.1(b). If, despite changes or other matters described in such certificate, the Closing occurs, Sellers’ representations and warranties set forth in this Agreement shall be deemed to have been modified by all statements made in such certificate;

(i) FIRPTA Certificate. A FIRPTA certificate from each Seller in the form attached hereto as SCHEDULE 8, or in such other form as applicable laws may require (each, a “FIRPTA Affidavit”) and any comparable certificate required under applicable state law;

(j) Assignment of Letters of Credit. Two (2) counterparts of an assignment of letters of credit executed by the applicable Seller (the “Assignment of Letters of Credit”);

(k) Notices of Termination of Property Management Agreements. A copy of the notices of termination of the Management Agreements described in Section 4.3(g).

(l) Assignment and Assumption of Wildwood Leasehold Interests. Two (2) counterparts with respect to Wildwood Properties of an assignment and assumption of the Wildwood Leasehold Interests in the form attached hereto as SCHEDULE 10 (the “Assignment and Assumption of Wildwood Leasehold Interests”), executed and acknowledged by such Seller;

(m) Wildwood Leasehold Interest Bond Transfer Documents. The original Bond, together with a written instrument of transfer in form satisfactory to the Bond Registrar (as defined in the Indenture) duly executed by Wildwood Properties and such opinions of counsel and other documentation (if any) as may be reasonably requested by DACC or Regions Bank, as trustee under the Indenture of Trust, in order to effectuate the transfer of the Wildwood Leasehold Interests to Purchaser.

(n) DACC Tax Abatement Confirmation. Two (2) counterparts of the DACC Tax Abatement Confirmation, executed by the DACC and the Board of Tax Assessors of Cobb County, Georgia.

(o) State, County, and Local Withholding. Such affidavits and other documentation as Purchaser may reasonably request in order for Purchaser to comply with the law of the applicable jurisdictions in which the Properties are located relating to withholding tax on transfer of real property;

(p) Evidence of Authority. Such documentation as may reasonably be required by the Title Company to establish that this Agreement, the transactions contemplated herein, and the execution and delivery of the documents required hereunder, are duly authorized, executed and delivered on behalf of the applicable Seller;

(q) Settlement Statements. A settlement statement setting forth the amounts paid by or on behalf of and/or credited to each of Purchaser and Sellers pursuant to this Agreement in a form satisfactory to Sellers and Purchaser (the “Settlement Statement”);

(r) Surveys and Plans. Such surveys, site plans, plans and specifications, and other matters relating to the Properties as are in the possession of Sellers to the extent not previously delivered to Purchaser;

(s) Certificates of Occupancy. To the extent the same are in the possession of Sellers, original or photocopies of certificates of occupancy for the Improvements located on the Properties;

(t) Leases. To the extent the same are in the possession of Sellers, original executed counterparts of the Leases;

(u) Tenant Estoppel Certificates. Such originally executed Tenant Estoppel Certificates as may be in the possession of Sellers;

(v) SNDA’s. Such originally executed Subordination, Non-Disturbance and Attornment Agreements as may be in the possession of Sellers;

(w) Notices of Sale to Tenants. Each Seller, as to the Property owned by such Seller, will join with Purchaser in executing a notice, in form and content reasonably satisfactory to such Seller and Purchaser (the “Tenant Notices of Sale”), which Purchaser shall send to the tenants under the Leases affecting the Property of such Seller informing the tenants of the sale of such Property and of the assignment to and assumption by Purchaser of such Seller’s interest in the Leases and the Security Deposits affecting such Property and directing that all rent and other sums payable for periods after the Closing under such Leases shall be paid as set forth in said notices;

(x) Notices of Sale to Leasing Agents and Service Providers. Each Seller, as to the Property owned by such Seller, will join with Purchaser in executing notices, in form and content reasonably satisfactory to such Seller and Purchaser (the “Other Notices of Sale”), which Purchaser shall send to each leasing agent under the Commission Agreements and to each service provider under the Service Contracts (as the case may be) affecting the Property owned by such Seller assumed by Purchaser at Closing informing such leasing agent and service provider of the sale of such Property and of the assignment to and assumption by Purchaser of such Seller’s obligations under such Commission Agreements and Service Contracts arising after the Closing Date and directing that all future statements or invoices for services under such Commission Agreements and Service Contracts for periods after the Closing be directed to Purchaser as set forth in said notices;

(y) Keys. As to each Property, all of the keys to any door or lock on such Property in the possession of the applicable Seller or its property manager;

(z) Original Letters of Credit. All original Letters of Credit in the possession of Sellers, together with transfer forms executed by each applicable Seller, directing the respective issuers of the Letters of Credit to transfer the Letters of Credit to Purchaser as beneficiary thereunder; and

(aa) Other Documents. Such other documents as shall be reasonably requested by the Purchaser’s Counsel or the Title Company to effectuate the purposes and intent of this Agreement, including, without limitation, any documents required from a Seller to comply with any bulk sale or tax clearance provisions under applicable state law.

5.2. Purchaser’s Closing Deliveries. Purchaser shall obtain or execute and deliver to Sellers at Closing the following documents, all of which shall be duly executed, acknowledged and notarized where required:

(a) Assignment and Assumption of Leases. Two (2) counterparts of the Assignment and Assumption of Leases with respect to each Seller, executed and acknowledged by Purchaser;

(b) General Assignment. Two (2) counterparts of the General Assignment with respect to each Seller, executed and acknowledged by Purchaser;

(c) Assignment and Assumption of Service Contracts. Two (2) counterparts of the Assignment and Assumption of Service Contracts with respect to each Seller, executed and acknowledged by Purchaser;

(d) Assignment of Letters of Credit. Two (2) counterparts of the Assignment of Letters of Credit, executed and acknowledged by Purchaser;

(e) Purchaser’s Certificate. A certificate in the form attached hereto as SCHEDULE 9 (“Purchaser’s Certificate”), evidencing the reaffirmation of the truth and accuracy in all material respects of Purchaser’s representations and warranties contained in Section 4.4 hereof;

(f) Notice of Sale to Tenants. The Tenant Notices of Sale, executed by Purchaser, as contemplated in Section 5.1(w) hereof;

(g) Notices of Sale to Leasing Agents and Service Providers. The Other Notices of Sale to leasing agents and service providers, executed by Purchaser, as contemplated in Section 5.1(x) hereof;

(h) Assignment and Assumption of Wildwood Leasehold Interests. Two (2) counterparts of the Assignment and Assumption of Wildwood Leasehold Interests, executed and acknowledged by Purchaser;

(i) Settlement Statement The Settlement Statement; and

(j) Other Documents. Such other documents as shall be reasonably requested by Sellers’ Counsel or the Title Company to effectuate the purposes and intent of this Agreement.

5.3. Closing Costs. Sellers shall pay (1) one-half ( 1⁄2) of all escrow closing fees charged by the Title Company, (2) all Real Estate Transfer Taxes as designated to be paid by Sellers on Exhibit “V” except that with respect to any Property located in the State of New Jersey, Purchaser shall pay any Mansion Taxes applicable to such Property, (3) the portion of all recording fees on all instruments of conveyance to be recorded in connection with this transaction as designated to be paid by Sellers on Exhibit “V”, (4) the attorneys’ fees of Sellers, (5) all commissions owed to Sellers’ Broker, and (6) all other costs and expenses incurred by Sellers in closing and consummating the purchase and sale of the Properties pursuant hereto (subject to the following clause (ix)). Purchaser shall pay (i) one-half ( 1⁄2) of all escrow closing fees charged by the Title Company, (ii) the Mansion Taxes applicable to any Property located in the State of New Jersey, (iii) all title insurance premiums and title examination expenses with respect to the policies of owner’s title insurance to be issued to Purchaser (including all endorsements thereto) by the Title Company and for all title insurance premiums payable with respect to all mortgagee title insurance policies that may be issued to any lender(s) of Purchaser, (iv) the Transfer Fees, (v) the cost of the Surveys, (vi) the attorneys’ fees of Purchaser, (vii) the portion of all recording fees on all instruments of conveyance to be recorded in connection with this transaction as designated to be paid by Purchaser on Exhibit “V”, (viii) all commissions owed to Purchaser’s Broker, and (ix) all other costs and expenses incurred by Purchaser in the performance of Purchaser’s due diligence inspection of the Properties (including, without limitation, all environmental reports, engineering or property condition reports) and in closing and consummating the purchase and sale of the Properties pursuant hereto. Notwithstanding the foregoing or any other provision of this Agreement, the Real Estate Transfer Taxes for which Sellers shall be responsible shall be limited to those imposed on the recordation of the Deed conveying each Property to Purchaser and shall expressly exclude any Real Estate Transfer Taxes that may otherwise be imposed or payable by reason of any assignment by Purchaser of this Agreement or of any interest therein or rights thereunder, which excluded Real Estate Transfer Taxes shall be solely payable by Purchaser.

5.4. Prorations and Credits. The following items in this Section 5.4 shall be adjusted and prorated between each Seller and Purchaser as of 11:59 P.M. (local Atlanta, Georgia time) on the day preceding the Closing, based upon the actual number of days in the applicable month or year:

(a) Taxes. All general and state-specific real estate taxes imposed by any governmental authority (“Taxes”) for the year in which the Closing occurs shall be prorated between Purchaser and each Seller as to the Taxes with respect to the Property as of the Closing. If the Closing occurs prior to the receipt by Sellers of the tax bill for any of the Properties for the calendar year or other applicable tax period in which the Closing occurs, Taxes with respect to any such Property or Properties shall be prorated for such calendar year or other applicable tax period based upon the prior year’s tax bill. Notwithstanding the foregoing, Taxes shall not be prorated with respect to any Property as to which the tenant under the Lease(s) with respect to such Property is obligated to pay Taxes directly to the applicable taxing authority.

(b) Reproration of Taxes; Tax Appeals. After receipt of final Taxes and other bills, Purchaser shall prepare and present to each Seller a calculation of the reproration of the Taxes and other items with respect to the Property owned by such Seller, based upon the actual amount of such items charged to or received by the parties for the year or other applicable fiscal period. Purchaser and each Seller shall make the appropriate adjusting payment between them within thirty (30) days after presentment to such Seller of Purchaser’s calculation and appropriate back-up information. Purchaser shall provide each Seller with appropriate backup materials related to the calculation, and each Seller may inspect Purchaser’s books and records related to the Property owned by such Seller to confirm the calculation. If any of the tax appeal or protest proceedings set forth on Exhibit “K” (or otherwise pertaining to any tax period prior to Closing) shall not have been finally resolved or settled prior to the Closing and shall relate to any tax period a portion or all of which precedes the Closing, Sellers and Purchaser shall jointly control such tax appeal or protest proceeding and any refunds received therefrom applicable to a tax period which covers both before and after the Closing, net of any expenses incurred by Sellers and Purchaser in connection therewith, shall be prorated between the parties on the basis of the portions accruing to periods before and after the Closing. The applicable Seller and Purchaser shall reasonably cooperate in the resolution of such jointly controlled tax appeals or protests and no such jointly controlled proceeding shall be settled or compromised without the written consent of each of the applicable Seller and Purchaser, which consent shall not be unreasonably withheld, conditioned or delayed. The provisions of this Section 5.4(b) shall survive the Closing for nine (9) months (provided that if final Taxes are not determined prior to the expiration of such period, the survival period shall be extended to permit reproration following determination of final Taxes), except that the covenant to jointly control tax appeals pertaining to a period prior to Closing shall survive Closing without limit.

(c) Rents, Income and Other Expenses. As to each Seller, rents and any other amounts (including Taxes) paid by tenants of the Property owned by such Seller shall be prorated as of the Closing Date and be adjusted against the Purchase Price allocated to such Seller on the basis of a schedule which shall be prepared by such Seller and delivered to Purchaser for Purchaser’s review and approval prior to Closing. With respect to each Seller, Purchaser shall receive at Closing a credit for Purchaser’s pro rata share of the rents, additional rent, common area maintenance charges, tenant reimbursements and escalations, and all other payments paid for the month of Closing with respect to the Property owned by such Seller and for all other rents and other amounts with respect to such Property that apply to periods from and after the Closing, but which are received by such Seller prior to Closing. Purchaser agrees to pay to such Seller, upon receipt, any rents or other payments by tenants under the Leases affecting such Property that apply to periods prior to Closing but are received by Purchaser after Closing; provided, however, that any delinquent rents or other payments by tenants shall be applied first to any current amounts owing by such tenants, then to delinquent rents in the order in which such rents are most recently past due, with the balance, if any, paid over to such Seller to the extent of delinquencies existing at the time of Closing to which such Seller is entitled; it being understood and agreed that Purchaser shall not be legally responsible to such Seller for the collection of any rents or other charges payable with respect to such Leases or any portion thereof except to the extent actually received from a tenant, which are delinquent or past due as of the Closing Date; but Purchaser agrees that Purchaser shall send monthly notices for a period of six (6) consecutive months in an effort to collect any rents and charges not collected as of the Closing Date. With respect to each Seller, any reimbursements payable by tenants under Leases affecting such Property as of the Closing Date, which reimbursements pertain to such tenant’s pro rata share of increased operating expenses or common area maintenance costs incurred at any time prior to the Closing, shall be prorated upon Purchaser’s actual receipt of any such reimbursements, on the basis of the number of days of such Seller’s and Purchaser’s respective ownership of the applicable Property during the period in respect of which such reimbursements are payable; and Purchaser agrees to pay to such Seller such Seller’s pro rata portion of such reimbursements within thirty (30) days after Purchaser’s receipt thereof. Conversely, if any tenant under any such Lease affecting the Property owned by such Seller shall become entitled at any time after Closing to a refund of tenant reimbursements actually paid by such tenant prior to Closing, then, such Seller shall, within thirty (30) days following Purchaser’s demand therefor, pay to Purchaser an amount equal to such Seller’s pro rata share of such reimbursement refund obligations, said proration to be calculated on the same basis as hereinabove set forth. In no event shall any Seller commence any action or pursue any legal proceedings against any tenant with respect to its Lease, including, without limitation, to collect any delinquent rent or other amounts owed to such Seller. The provisions of this Section 5.4(c) shall survive the Closing for a period of twelve (12) months following Closing, other than the prohibition on Sellers’ bringing an action against any tenant which shall survive Closing without limit.

(d) Security Deposits. As to each Seller, Purchaser shall receive at Closing a credit with respect to the Purchase Price allocated to such Seller for all cash Security Deposits transferred and assigned to Purchaser at Closing in connection with the Leases affecting the Property of such Seller, together with a detailed inventory of such Security Deposits.

(e) Operating Expenses. As to each Seller, personal property taxes, installment payments of special assessment liens, vault charges, sewer charges, utility charges, and normally prorated operating expenses actually paid or payable as of the Closing Date with respect to the Property owned by such Seller shall be prorated as of the Closing Date and adjusted against the Purchase Price allocated to such Seller, provided that within one hundred twenty (120) days after the Closing, Purchaser and such Seller will make a further adjustment for such taxes, charges and expenses affecting the Property owned by such Seller which may have accrued or been incurred prior to the Closing Date, but not collected or paid at that date. In addition, as to each Seller, within ninety (90) days after the close of the fiscal year(s) used in calculating the pass-through to the tenants of operating expenses and/or common area maintenance costs under the Leases affecting the Property owned by such Seller (where such fiscal year(s) include(s) the Closing Date), such Seller and Purchaser shall, upon the request of either, re-prorate on a fair and equitable basis in order to adjust for the effect of any credits or payments due to or from the tenants for periods prior to the Closing Date. All prorations shall be made based on the number of calendar days in such year or month, as the case may be. Notwithstanding the foregoing, personal property taxes, installment payments of special assessment liens, vault charges, sewer charges, utility charges, and operating expenses shall not be prorated with respect to any Property as to which the tenant under the Lease(s) with respect to such Property is obligated to pay the same directly to the provider thereof. Promptly following the Closing, such Seller and Purchaser shall cooperate in transferring all utility and water and sewer accounts from such Seller to Purchaser; it being agreed that such Seller shall be entitled to the refund of any utility deposits made by such Seller and Purchaser will be responsible for the payment of any deposits or security required by any utility provider. The provisions of this Section 5.4(e) shall survive the Closing for a period of twelve (12) months following Closing.

(f) Tenant Inducement Costs.

(i) Seller shall be responsible for payment of the Tenant Inducement Costs and other amounts (A) set forth on EXHIBIT “R” attached hereto and made a part hereof and any other Tenant Inducement Costs and/or leasing commissions with respect to the Leases existing as of the Effective Date (whether such amounts are due and payable before or after Closing), and (B) as a result of any renewals or extensions or expansions of existing Leases not approved or deemed approved by Purchaser in accordance with Section 4.3(a) hereof between the Effective Date and the Closing Date and under any new Leases not approved or deemed approved by Purchaser in accordance with said Section 4.3(a). At Closing, all such Tenant Inducement Costs and/or leasing commissions shall have been fully paid and discharged (or credited to Purchaser by such Seller at Closing minus any amounts that have been paid by such Seller prior to Closing).

(ii) Purchaser shall be responsible for the payment (or reimbursement to the applicable Seller to the extent previously paid by such Seller) of all Tenant Inducement Costs and leasing commissions which become due and payable (whether before or after Closing) as a result of any renewals or extensions or expansions of existing Leases approved or deemed approved by Purchaser in accordance with Section 4.3(a) hereof between the Effective Date and the Closing Date and under any new Leases, approved or deemed approved by Purchaser in accordance with said Section 4.3(a). The provisions of this Section 5.4(f) shall survive the Closing.

ARTICLE 6.

CONDITIONS TO CLOSING

6.1. Conditions Precedent to Purchaser’s Obligations. The obligations of Purchaser hereunder to consummate the transaction contemplated hereunder shall in all respects be conditioned upon the satisfaction of each of the following conditions prior to or simultaneously with the Closing, any of which may be waived by Purchaser in its sole discretion by written notice to Sellers at or prior to the Outside Closing Date:

(a) Sellers shall have performed, in all material respects, all covenants, agreements and undertakings of Sellers contained in this Agreement;

(b) All representations and warranties of each Seller as set forth in this Agreement shall be true and correct in all material respects as of the date of Closing (with appropriate modifications permitted under this Agreement or not materially adverse to Purchaser);

(c) The Tenant Estoppel Certificates from each of the Major Tenants shall have been delivered to Purchaser, all of which estoppels shall (i) be dated not more than thirty (30) days prior to the Closing Date, (ii) executed by the applicable tenant and addressed to Purchaser and any lender of Purchaser disclosed to the applicable Seller prior to the Effective Date, (iii) state that they can be relied upon by any assignee of Purchaser and any lender of Purchaser or of such assignee, (iv) not assert the existence of any material default under the applicable Lease by the applicable Seller, and (v) shall not be materially inconsistent with the copies of the applicable Lease provided to Purchaser by the applicable Seller. The delivery of said Tenant Estoppel Certificates from each of the Major Tenants shall be a condition of Closing but the failure or inability of Sellers to obtain and deliver any of said Tenant Estoppel Certificates shall not constitute a default by Sellers under this Agreement; and

(d) The SNDAs from each of the Major Tenants shall have been delivered to Purchaser. The delivery of said SNDAs from each of the Major Tenants shall be a condition of Closing but the failure or inability of Sellers to obtain and deliver any of said SNDAs shall not constitute a default by Sellers under this Agreement.

(e) The Title Company shall be irrevocably and unconditionally committed in writing to issue the Title Policy to Purchaser. In the event that the Title Company is unable or unwilling to issue the Title Policy at Closing, Sellers may satisfy this condition by having another national recognized title insurance company reasonably satisfactory to Purchaser issue (or irrevocably and unconditionally commit in writing to issue) the Title Policy in the form required under this Agreement to Purchaser and Sellers shall be entitled to an adjournment of the Closing, not to exceed ten (10) Business Days, to attempt to obtain such issuance or commitment to issue.

In the event that any condition described in Section 6.1(c) or Section 6.1(d) has not been satisfied (or otherwise waived in writing by Purchaser) prior to or on the Outside Closing Date (as the same may be extended or postponed as provided in this Agreement), and the Tenant Estoppel Certificates and/or SNDAs which the applicable Sellers have failed or have been unable to obtain are from one or more of the Major Tenants listed on Exhibit “U” (each, a “Flagship Major Tenant”), then Sellers shall have the right to extend the Outside Closing Date for a period not to exceed fifteen (15) days in order to obtain such Tenant Estoppel Certificates and/or SNDAs. In the event that the applicable Sellers fail to deliver such Tenant Estoppel Certificates and/or SNDAs from such Flagship Major Tenants within such fifteen (15) day extension period, then Purchaser may either elect in writing to waive such condition and proceed to Closing or it may terminate this Agreement by written notice to Sellers given on the second (2nd) Business Day following such fifteen (15) day period, in which event Escrow Agent shall promptly return the Earnest Money to Purchaser and thereafter neither party shall have any further rights or obligations hereunder except for those provisions of this Agreement which by their express terms survive the termination of this Agreement. In the event that Purchaser fails to expressly waive such condition and elect to close within such two (2) Business Day period, Purchaser shall be deemed to have elected to terminate this Agreement, in which event at the request of any party, the other party shall promptly execute and deliver a written confirmation of such termination, provided that the failure for a party to execute and deliver such confirmation shall not affect the effectiveness of the termination of this Agreement as aforesaid.

In the event that any condition described in Section 6.1(c) or Section 6.1(d) has not been satisfied (or otherwise waived in writing by Purchaser) prior to or on the Outside Closing Date (as the same may be extended or postponed as provided in this Agreement), and the Tenant Estoppel Certificates and/or SNDAs which the applicable Sellers have failed or have been unable to obtain are not from a Flagship Major Tenant, then the particular Property or Properties as to which the failed condition(s) in Section 6.1(c) and/or Section 6.1(d) applies (each, an “Excluded Property”) will not be conveyed to Purchaser on the scheduled Closing Date, and (i) the aggregate Purchase Price for the Properties as set forth in Section 2.4 hereof shall be reduced by the Purchase Price for the applicable Excluded Property as set forth on EXHIBIT “M” attached hereto; (ii) the parties hereto shall proceed to close the purchase and sale of the other Properties which are the subject of this Agreement; (iii) at Closing the portion of the Earnest Money allocated to the Excluded Properties (such allocation of Earnest Money to be equal to one percent (1%) of the Purchase Price allocated to such Excluded Properties on Exhibit “M”) shall not be applied to the Purchase Price paid at the initial closing but shall be retained in escrow with Escrow Agent (collectively, the “Excluded Property Earnest Money”) (which Excluded Property Earnest Money shall continue to be treated as “Earnest Money” with respect to the Excluded Properties for all purposes of this Agreement and the Escrow Agreement, including, without limitation, Section 8.1 hereof), (iv) at Closing Purchaser shall deliver to Escrow Agent the documents required to be delivered at Closing by Purchaser pursuant to Section 5.2 for each of the Excluded Properties, and (v) at Closing each of the applicable Sellers shall escrow with Escrow Agent the documents required to be delivered at Closing by such Sellers pursuant to Section 5.1 for the Excluded Properties. The applicable Sellers shall have a period of thirty (30) days from and after the original Outside Closing Date in which to obtain the missing Tenant Estoppel Certificates and/or SNDAs for each of the Excluded Properties, and in the event that such Sellers obtain such Tenant Estoppel Certificates and/or SNDAs from the Major Tenants for all or some of the Excluded Properties within such thirty (30) day period, then the applicable Sellers and Purchaser shall proceed to Closing with respect to the Excluded Properties for which all required Tenant Estoppel Certificates and/or SNDAs have been obtained within such thirty (30) day period as if such Closing conditions had been satisfied as of the originally scheduled Closing Date, with all adjustments and prorations being made pursuant to Section 5.4 with respect to such Excluded Properties as of the originally scheduled Closing Date as if the Closing on the purchase and sale of such Excluded Properties had occurred on the originally scheduled Closing Date. In the event that the applicable Sellers fail to obtain such Tenant Estoppel Certificates and/or SNDAs from all Major Tenants for one or more of the Excluded Properties at the end of such thirty (30) day period, then Purchaser may elect to terminate this Agreement with respect to the applicable Excluded Properties within two (2) Business Days following the expiration of such thirty (30) day period, in which event the Excluded Property Earnest Money escrowed with the Escrow Agent shall be promptly returned to Purchaser by Escrow Agent and thereafter neither party shall have any other or further rights or obligations under this Agreement with respect to such Excluded Properties except for those provisions of this Agreement which by their express terms survive the termination of this Agreement. In the event that Purchaser fails to timely waive such condition and elect to close within such two (2) Business Day period, Purchaser shall be deemed to have elected to terminate this Agreement with respect to the applicable Excluded Properties, in which event at the request of any party, the other party shall promptly execute and deliver a written confirmation of such termination, provided that the failure for a party to execute and deliver such confirmation shall not affect the effectiveness of the termination of this Agreement with respect to the applicable Excluded Properties as aforesaid. The provisions of this Paragraph shall survive the Closing of the purchase and sale of the Properties that are not Excluded Properties.

6.2. Conditions Precedent to Sellers’ Obligations. The obligations of Sellers hereunder to consummate the transactions contemplated hereunder shall in all respects be conditioned upon the satisfaction of each of the following conditions prior to or simultaneously with the Closing (or at such earlier time as may be provided below), any of which may be waived by Sellers in their sole discretion by written notice to Purchaser at or prior to the Outside Closing Date:

(a) Purchaser shall have paid and the Escrow Agent shall have received the Purchase Price, as adjusted pursuant to the terms and conditions of this Agreement, which Purchase Price shall be payable in the amount and in the manner provided for in this Agreement;

(b) Purchaser shall have performed, in all material respects, all covenants, agreements and undertakings of Purchaser contained in this Agreement; and

(c) All representations and warranties of Purchaser as set forth in this Agreement shall be true and correct in all material respects as of the date of Closing.

ARTICLE 7.

CASUALTY AND CONDEMNATION

7.1. Casualty. Risk of loss up to and including the Closing Date shall be borne by Sellers. In the event of any immaterial damage or destruction to one or more Properties or any portion thereof, Sellers and Purchaser shall proceed to close under this Agreement, and Purchaser will receive (and the applicable Seller whose Property or Properties was or were the subject of such damage or destruction will assign to Purchaser at the Closing such Seller’s rights under insurance policies to receive) any insurance proceeds (including any rent loss or business interruption insurance applicable to any period on and after the Closing Date) due such Seller as a result of such damage or destruction (less any amounts reasonably expended for restoration or collection of proceeds) and assume responsibility for such repair, and Purchaser shall receive a credit at Closing for any deductible amount under said insurance policies and for the cost to repair any uninsured damage, but only to the extent that such damage was uninsured by reason of the applicable Seller’s failure to maintain insurance coverage at least equal to the coverage that would be carried by reasonably prudent owners of properties similar to the applicable Property in the vicinity in which such applicable Property is located. For purposes of this Agreement, the term “immaterial damage or destruction” shall be applied on a Property by Property basis and shall mean such instances of damage or destruction of the subject Property: (i) which can be repaired or restored at a cost equal to or less than an amount equal to two and one-half percent (2.5%) of the allocated Purchase Price of such Property, as set forth on the attached Exhibit “M”; (ii) which can be restored and repaired within one hundred eighty (180) days from the date of such damage or destruction; (iii) which are not so extensive as to allow any Major Tenant of such Property to (x) terminate its Lease or (y) reduce its rent with respect to such Property on account of such damage or destruction if such rent reduction is not covered by rent loss or business interruption insurance (but with respect to the foregoing clause (y), only to the extent such reduced rent is not covered by rent loss or business interruption insurance by reason of the applicable Seller’s failure to maintain lost rent or business insurance coverage at least equal to the coverage that would be carried by reasonably prudent owners of properties similar to the applicable Property in the vicinity in which such applicable Property is located); and (iv) in which such Seller’s rights under its rent loss (business interruption) insurance policies covering such Property are assignable to Purchaser and will continue pending restoration and repair of the damage or destruction.

In the event of any material damage or destruction to one or more of the Properties or any portion thereof, Purchaser may, at its option, by notice to Sellers given within the earlier of twenty (20) days after Purchaser is notified by Sellers of such damage or destruction, or the Closing Date, but in no event less than ten (10) days after Purchaser is notified by Seller of such damage or destruction (and if necessary the Closing Date shall be extended to give Purchaser the full 10-day period to make such election): (i) terminate this Agreement as to any such Property which is the subject of material damage or destruction (in which event such Property shall be deemed to be an “Excluded Property” to which the provisions of clauses (i) through (iv) of the last paragraph of Section 6.1 shall apply), or (ii) proceed to close under this Agreement, receive and each Seller will assign to Purchaser at the Closing the rights of such Seller under insurance policies to receive) any insurance proceeds (including any rent loss insurance applicable to the period on or after the Closing Date) due such Seller as a result of such damage or destruction (less any amounts reasonably expended for restoration or collection of proceeds) and assume responsibility for such repair, and Purchaser shall receive a credit at Closing for any deductible amount under said insurance policies and for the cost to repair any uninsured damage, but only to the extent that such damage was uninsured by reason of the applicable Seller’s failure to maintain insurance coverage at least equal to the coverage that would be carried by reasonably prudent owners of properties similar to the applicable Property in the vicinity in which such applicable Property is located. If Purchaser fails to deliver to Sellers notice of its election within the period set forth above, Purchaser will conclusively be deemed to have elected to proceed with the Closing as provided in clause (ii) of the preceding sentence. If Purchaser elects clause (ii) above, each Seller will cooperate with Purchaser after the Closing to assist Purchaser in obtaining the insurance proceeds from the insurers of such Seller. For purposes of this Agreement “material damage or destruction” shall mean all instances of damage or destruction that are not immaterial, as defined herein.

The determination of the cost of repair, restoration or replacement with respect to the matters set forth in this Section 7.1 shall be made by an independent architect or engineer licensed to practice in the jurisdiction where such Property is located selected by the applicable Seller and reasonably acceptable to Purchaser. All fees, costs and expenses of such engineer so selected shall be shared equally by Purchaser and such Seller.

7.2. Condemnation. If, prior to the Closing, all or any part of the Properties of a Seller is taken by eminent domain or condemnation (or sale in lieu thereof), or if a Seller has received written notice that any condemnation action or proceeding with respect to the Properties of such Seller is contemplated by a body having the power of eminent domain (collectively, a “Taking”), such Seller shall give Purchaser immediate written notice of such Taking. In the event of any immaterial Taking with respect to the Properties of a Seller or any portion thereof, Sellers and Purchaser shall proceed to close under this Agreement. For purposes of this Agreement, the term “immaterial Taking” shall be applied on a Property by Property basis and shall mean such instances of Taking of the subject Property: (i) which do not result in a taking of any portion of the building structure of the building occupied by tenants on such Property; (ii) which do not result in a decrease in the number of parking spaces at such Property (taking into account the number of additional parking spaces that can be provided within one hundred eighty (180) days of such Taking); and (iii) which are not so extensive as to allow any Major Tenant of such Property to terminate its Lease with respect to such Property on account of such Taking.

In the event of any material Taking of one or more of the Properties or any portion thereof (any such Property being deemed to be an “Excluded Property”), Purchaser may, at its option, by written notice to Sellers given within thirty (30) days after the receipt of such notice from such Seller, elect to terminate this Agreement only as to any such Excluded Property in which event the provisions of clauses (i) through (iv) of the last paragraph of Section 6.1 shall apply to such Excluded Property. For purposes of this Agreement “material Taking” shall mean all instances of a Taking that are not immaterial, as defined herein.

If Purchaser does not timely elect to, or has no right to, terminate this Agreement as to any Property in accordance herewith on account of a Taking, this Agreement shall remain in full force and effect and the sale of the Properties contemplated by this Agreement, less any interest taken by eminent domain or condemnation, or sale in lieu thereof, shall be effected with no further adjustment and without reduction of the Purchase Price, and at the Closing, each Seller shall assign, transfer, and set over to Purchaser all of the right, title, and interest of such Seller in and to any awards applicable to the Properties of such Seller that have been or that may thereafter be made for such taking.

ARTICLE 8.

DEFAULT AND REMEDIES

8.1. Purchaser’s Default. If Purchaser fails to consummate this transaction for any reason other than the default of Sellers, failure of a condition to Purchaser’s obligation to close, or the exercise by Purchaser or Sellers of an express right of termination granted herein, Sellers shall be entitled, as their sole remedy hereunder, to terminate this Agreement and to receive and retain the Earnest Money as full liquidated damages for such default of Purchaser, the parties hereto acknowledging that it is impossible to estimate more precisely the damages which might be suffered by Sellers upon Purchaser’s default, and that said Earnest Money is a reasonable estimate of the probable loss of Sellers in the event of default by Purchaser. The retention by Sellers of said Earnest Money is intended not as a penalty, but as full liquidated damages. The right to retain the Earnest Money as full liquidated damages is the sole and exclusive remedy of Sellers in the event of default hereunder by Purchaser and Sellers hereby waive and release any right to (and hereby covenant that they shall not) sue the Purchaser: (a) for specific performance of this Agreement, or (b) to recover actual damages in excess of the Earnest Money. The foregoing liquidated damages provision shall not apply to or limit Purchaser’s liability for Purchaser’s obligations under Sections 3.1(b), 3.1(c), 3.7, 10.1 and 11.2 of this Agreement or for Purchaser’s obligation to pay to Sellers all reasonable attorney’s fees and costs of Sellers to enforce the provisions of this Section 8.1. Purchaser hereby waives and releases any right to (and hereby covenants that it shall not) sue Sellers or either of them or seek or claim a refund of said Earnest Money (or any part thereof) on the grounds it is unreasonable in amount and exceeds the actual damages of Sellers or that its retention by Sellers constitutes a penalty and not agreed upon and reasonable liquidated damages.

8.2. Sellers’ Default.

(a) If Sellers or any of them fail to consummate this Agreement for any reason other than Purchaser’s default, failure of a condition to Sellers’ obligation to close or the permitted termination of this Agreement by Sellers or any of them or Purchaser as expressly provided herein, Purchaser shall be entitled, as its sole remedy, either (a) to terminate this Agreement, in which event (i) Purchaser shall receive the prompt return of the Earnest Money, (ii) Purchaser shall be entitled to recover from Sellers reimbursement for Purchaser’s actual out-of-pocket costs and expenses actually incurred in negotiating this Agreement, conducting its due diligence investigations of the Properties and in obtaining financing for the acquisition of the Properties (collectively, the “Pursuit Costs”), subject to Section 8.2(c), and (iii) except for those provisions of this Agreement which by their express terms survive the termination of this Agreement, no party hereto shall have any other or further liabilities, rights or obligations under this Agreement, or (b) to enforce specific performance of the obligation of Seller to execute and deliver the documents required to convey the Properties to Purchaser in accordance with this Agreement; it being specifically understood and agreed that the remedy of specific performance shall not be available to enforce any other obligation of Sellers or any of them hereunder. Purchaser shall be deemed to have elected to terminate this

Agreement and to receive the prompt return of the Earnest Money from Escrow Agent if Purchaser fails to file suit for specific performance against Seller in a court having jurisdiction on or before thirty (30) days following the date upon which the Closing was to have occurred.

(b) In the event that (1) a Seller defaults hereunder in the performance of any material term or condition of this Agreement (other than a failure to consummate this Agreement which is provided for in Section 8.2(a)), or (2) there is a breach of a Seller’s representation or warranty (subject to Section 5.1(h)) that is materially adverse to Purchaser and Purchaser did not have knowledge of such breach prior to the expiration of the Inspection Period, then if such default is not cured or such untrue or changed representation or warranty is not corrected within ten (10) Business Days following written notice of same from Purchaser to the applicable Seller (during which the Outside Closing Date shall be extended to the extent necessary to afford such period), then Purchaser shall have the right to terminate this Agreement, receive a return of the Earnest Money and be entitled to recover from Sellers the reimbursement of Purchaser’s Pursuit Costs, subject to Section 8.2(c). Except as expressly set forth with respect to a return of Purchaser’s Pursuit Costs, Purchaser expressly waives its rights to seek damages in the event of the default of Sellers or any of them hereunder.

(c) Sellers’ aggregate liability for Pursuit Costs shall be limited to (a) Five Hundred Thousand Dollars ($500,000) in the aggregate in the event of Purchaser’s termination of this Agreement pursuant to Section 8.2(a) or Section 8.2(b) for a default by Sellers that is not a Major Default, and (b) Five Million Two Hundred Seventy Five Thousand Dollars ($5,275,000) in the aggregate in the event of Purchaser’s termination of this Agreement pursuant to Section 8.2(a) or Section 8.2(b) for a default by Sellers that is a Major Default. As used in this Agreement, the term “Major Default” shall mean (i) any intentional or willful breach of this Agreement by any Seller, (ii) any breach of any covenant or representation of any Seller, which results in a diminution of value of the Properties or additional expense to Purchaser of Five Hundred Thousand Dollars ($500,000) or more (calculated in the aggregate with all other Seller breaches of this Agreement), (iii) entering into, modifying or terminating any Lease of more than 5,000 square feet or having a remaining term in excess of one (1) year, in each case in violation of Section of 4.3(a), or (iv) the intentional or willful failure to maintain the insurance policies maintained by Sellers as of the Effective Date or the intentional or willful material reduction of the coverages afforded by such policies.

(d) The foregoing provisions of this Section shall not apply to or limit Sellers’ liability for Sellers’ obligations under Sections 10.1, 11.1 and 12.13 of this Agreement.

ARTICLE 9.

ASSIGNMENT

9.1. Assignment.

(a) Subject to the next following sentence, this Agreement and all rights and obligations hereunder shall not be assignable by Purchaser without the written consent of Sellers in Sellers’ sole and absolute discretion and any transfer, directly or indirectly, of any stock, partnership interest, membership interest or other ownership interest in Purchaser shall be deemed an assignment requiring such Sellers’ consent. Notwithstanding the foregoing to the contrary, (i) with respect to the Property located in Pennsylvania, Seller understands and agrees that Purchaser is entering into this Agreement for the benefit of a certain to be named nominee satisfying the requirements of the following clause (ii) and that prior to Closing Purchaser intends to assign to such nominee, for no additional consideration, all of its right, title and interest in this Agreement with respect to such Property and Purchaser has no intent to obtain legal or equitable title to such Property, (ii) this Agreement and all of Purchaser’s rights hereunder may be transferred and assigned to any entity controlled by Purchaser, to Griffin Capital Essential Asset REIT, Inc. or the operating partner thereof, or to any wholly owned or controlled subsidiary of such operating partner, and (iii) only contemporaneously with the Closing hereunder, Purchaser’s rights under this Agreement with respect to any one or more of the separate Properties may be transferred and assigned to any entity controlled by any of the entities described in the foregoing clause (ii) so that the applicable Property or Properties as to which the transfer and assignment relates shall be conveyed to the applicable assignee and such assignee shall become the “Purchaser” under this Agreement as to such Property or Properties. Any assignee or transferee under any such assignment or transfer by Purchaser as to which the written consent of Seller has been given or as to which the consent of Seller is not required hereunder shall expressly assume all of Purchaser’s duties, liabilities and obligations under this Agreement (whether arising or accruing prior to or after the applicable assignment or transfer) by written instrument delivered to Seller, except that any assignee or transferee under a transfer or assignment effectuated contemporaneously with the Closing under clause (iii) of the preceding sentence shall be required to assume only such of Purchaser’s duties, liabilities and obligations under this Agreement that relate to the particular Property or Properties as to which the transfer and assignment relates. No assignment or transfer shall relieve the original named Purchaser of any duties or obligations hereunder, and the written assignment and assumption agreement shall expressly so provide. For purposes of this Section 9.1(a), the term “control” shall mean the ownership of at least fifty percent (50%) of the applicable entity or any joint venture in which Purchaser is a party. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns. This Agreement is not intended and shall not be construed to create any rights in or to be enforceable in any part by any other persons.

(b) Notwithstanding the provisions of Section 9.1(a) to the contrary, in the event that Purchaser desires to designate an unaffiliated third party (a “Third Party Designee”) to take title at Closing to one or more of (i) the Northpointe – 15815 Property, (ii) the Northpointe 16201 Property, (iii) the 8909 Purdue Road Property, (iv) the Eagle Rock Property, or (v) the One Century Place Property, then at Closing the applicable Seller(s) shall execute and deliver the documents to be delivered by such Seller at Closing pursuant to Section 5.1 for such Property for the benefit of such Third Party Designee instead of for the benefit of Purchaser, and at Closing Purchaser shall cause such Third Party Designee to execute and deliver the documents to be delivered by Purchaser at Closing pursuant to Section 5.2 for such Property, provided that (1) prior to the expiration of the Inspection Period, Purchaser requests in writing such conveyance to a Third Party Designee, which request shall identify the Third Party Designee and shall include the terms (including purchase price) of the agreement between Purchaser and such Third Party Designee with respect to such Property, (2) the allocation of the Purchase Price to such Property set forth on Exhibit “M” in accordance with Section 2.4 shall be determined after taking into consideration of the terms (including purchase price) of the agreement between Purchaser and such Third Party Designee with respect to such Property, (3) neither the transfer of any Property to a Third Party Designee or anything set forth in this Section 9.1(b) shall relieve the original named Purchaser of any duties or obligations under this Agreement, (4) in no event may Purchaser assign to any Third Party Designee any rights or obligations under this Agreement, including, without limitation, any causes of action or rights under Article 11 hereof, and any such purported assignment shall be null and void and of no force or effect and shall not be binding upon any Seller, (5) neither the transfer of any Property to a Third Party Designee or anything set forth in this Section 9.1(b) shall entitle any Third Party Designee to any rights as a third party beneficiary, or otherwise under this Agreement, it being the specific intention of the parties hereto to preclude any and all Third Party Designees from any such third party beneficiary rights, or any other rights whatsoever under this Agreement, and (6) Purchaser delivers to the applicable Seller a written acknowledgement reasonably satisfactory to such Seller and executed by such Third Party Designee of the matters set forth in the foregoing clause (5). Sellers shall keep the identity of any Third Party Designee and the terms of the agreement between Purchaser and such Third Party Designee confidential in the same manner (and subject to the same conditions) as Sellers are required to keep the terms and conditions of this Agreement confidential pursuant to Section 3.7. The provisions of this Section 9.1(b) shall survive the Closing.

ARTICLE 10.

BROKERAGE COMMISSIONS

10.1. Broker. Upon the Closing, and only in the event the Closing occurs, Sellers shall pay a brokerage commission to CBRE, Inc. (“Sellers’ Broker”) pursuant to a separate agreement between Sellers and Sellers’ Broker. Sellers’ Broker is representing Sellers in this transaction. Each Seller shall and does hereby indemnify and hold Purchaser harmless from and against any and all liability, loss, cost, damage, and expense, including reasonable attorneys’ fees actually incurred and costs of litigation, Purchaser shall ever suffer or incur because of any claim by any agent, salesman, or broker, whether or not meritorious, for any fee, commission or other compensation with regard to this Agreement or the sale and purchase of the Properties contemplated hereby, and arising out of any acts or agreements of such Seller, including any claim asserted by Sellers’ Broker. Likewise, Purchaser shall and does hereby indemnify and hold Sellers free and harmless from and against any and all liability, loss, cost, damage, and expense, including reasonable attorneys’ fees actually incurred and costs of litigation, Sellers shall ever suffer or incur because of any claim by any agent, salesman, or broker (other than Sellers’ Broker), whether or not meritorious, for any fee, commission or other compensation with respect to this Agreement or the sale and purchase of the Properties contemplated hereby and arising out of the acts or agreements of Purchaser. This Section 10.1 shall survive the Closing until the expiration of any applicable statute of limitations and shall survive any earlier termination of this Agreement.

ARTICLE 11.

INDEMNIFICATION

11.1. Indemnification by Sellers. Following the Closing and subject to Sections 11.3 and 11.4, each Seller and Columbia OP (and its successors following a sale or merger of such entity) shall indemnify and hold Purchaser harmless from and against any and all costs, fees, expenses, damages, deficiencies, interest and penalties (including, without limitation, reasonable attorneys’ fees and disbursements) suffered or incurred by any such indemnified party in connection with any and all losses, liabilities, claims, damages and expenses (“Losses”), arising out of, or in any way relating to, (a) any breach of any representation or warranty of such Seller contained in this Agreement or in any Closing Document, (b) any breach of any covenant of such Seller or of Sellers jointly contained in this Agreement which survives the Closing or in any Closing Document, including any breaches of any covenant or agreement of Sellers or any of them set forth in Section 5.3, Section 5.4, or Section 10.1 of this Agreement.

11.2. Indemnification by Purchaser. Following the Closing and subject to Section 11.4, Purchaser (and any entity controlled by Purchaser to whom any rights of Purchaser are assigned pursuant to Section 9.1(a) hereof) shall indemnify and hold Sellers harmless from any and all Losses arising out of, or in any way relating to, (a) any breach of any representation or warranty by Purchaser contained in this Agreement or in any Closing Document, and (b) any breach of any covenant of Purchaser contained in this Agreement which survives the Closing or in any Closing Documents, including any breaches of any covenant or agreement of Purchaser set forth in Section 5.3, Section 5.4, or Section 10.1 of this Agreement.

11.3. Limitations on Indemnification. Notwithstanding the foregoing provisions of Section 11.1, (a) Sellers shall not be required to indemnify Purchaser under this Agreement unless the aggregate of all amounts for which an indemnity would otherwise be payable by Sellers under Section 11.1 above exceeds the Basket Limitation and, in such event Sellers shall be responsible for only the amount in excess of the Basket Limitation (the “Excess Amount”), with Sellers responsible for that amount equal to the Excess Amount multiplied by a fraction, the numerator of which is the sum of (i) the individual liability of such Seller under Section 11.1 above, plus (ii) a percentage of the joint (and not individual) liability of Sellers under Section 11.1 above, with such percentage to be equal to one one-hundredth (1/100th) multiplied by the quotient obtained by dividing the Purchase Price for the Property owned by such Seller by the total Purchase Price for all of the Properties, (b) in no event shall the liability of Sellers with respect to the indemnification provided for in Section 11.1 above exceed in the aggregate the Cap Limitation, (c) if prior to the Closing, Purchaser obtains knowledge of any inaccuracy or breach of any representation, warranty or covenant of Sellers or any of them contained in this Agreement (collectively, a “Purchaser-Waived Breach”) and nonetheless proceeds with and consummates the Closing, then Purchaser shall be deemed to have waived and forever renounced any right to assert a claim for indemnification under this Article 11 for, or any other claim or cause of action under this Agreement, at law or in equity on account of any such Purchaser-Waived Breach, and (d) notwithstanding anything herein to the contrary, the Basket Limitation and the Cap Limitation shall not apply with respect to Losses suffered or incurred by Purchaser as a result of breaches of any covenant or agreement of Sellers or any of them set forth in Section 5.3, Section 5.4, Section 10.1 or Section 12.13 of this Agreement or as a result of a Seller’s fraudulent acts.

11.4. Survival. The representations, warranties and covenants contained in this Agreement and the Closing Documents shall survive for a period of nine (9) months following the Closing (the “Survival Period”), unless a longer or shorter survival period is expressly provided for in this Agreement and no claim for a breach of any representation, warranty or covenant of Sellers or any other claim whatsoever by Purchaser against Sellers in connection with this Agreement or the sale of the Properties pursuant to this Agreement shall be actionable or payable unless written notice containing a description of the specific nature of such breach shall have been given by Purchaser to Seller prior to the expiration of said nine (9) month period (or longer or shorter survival period expressly provided for in this Agreement) and an action shall have been commenced by Purchaser against the applicable Sellers within thirty (30) days thereafter.

11.5. Indemnification as Sole Remedy. If the Closing has occurred, the sole and exclusive remedy available to a party in the event of a breach by the other party to this Agreement of any representation, warranty, or covenant or other provision of this Agreement or any Closing Document which survives the Closing shall be the indemnifications provided for under Section 3.1(c), Section 10.1, and this Article 11. Prior to the full consummation of the Closing, in no event shall Purchaser file any lis pendens, injunction or other form of attachment against any Property; provided that, Sellers expressly acknowledge and agree that because monetary damages and a lis pendens are precluded as a remedy for Purchaser in the event of a Seller default under this Agreement, Purchaser may seek to obtain an injunction to prevent any sale or other transaction regarding the Properties if Purchaser timely files a suit for specific performance in accordance with Section 8.2.

11.6. Survival. The provisions of this Article 11 shall survive the Closing and any earlier termination of this Agreement.

ARTICLE 12.

MISCELLANEOUS

12.1. Notices. Wherever any notice or other communication is required or permitted hereunder, such notice or other communication shall be in writing and shall be delivered by overnight courier, hand, or other electronic transmission, or sent by U.S. registered or certified mail, return receipt requested, postage prepaid, to the addresses or electronic addresses set out below or at such other addresses as are specified by written notice delivered in accordance herewith:

PURCHASER:	Griffin Capital Corporation
2121 Rosecrans Avenue, Suite 3321
El Segundo, California 90245
Attention: Michael Escalante, Chief Investment Officer
Email: mescalante@griffincapital.com

with a copy to:	Griffin Capital Corporation
790 Estate Drive, Suite 180
Deerfield, Illinois 60015
Attention: Mary Higgins, General Counsel
Email: mhiggins@griffincapital.com

SELLERS:	c/o Columbia Property Trust, Inc.
One Glenlake Parkway
Suite 1200
Atlanta, Georgia 30328
Attention: Mr. Keith Willby
Email: Keith.Willby@columbiapropertytrust.com

with a copy to:	DLA Piper LLP (US)
500 8th Street, NW
Washington, DC 20004
Attention: Jeffrey R. Keitelman
Email: Jeffrey.Keitelman@dlapiper.com

Any notice or other communication (i) mailed as hereinabove provided shall be deemed effectively given or received on the third (3rd) Business Day following the postmark date of such notice or other communication, (ii) sent by overnight courier or by hand shall be deemed effectively given or received upon receipt, and (iii) sent by electronic transmission shall be deemed effectively given or received on the day of such electronic transmission of such notice or other communication and confirmation of such transmission if transmitted and confirmed prior to 5:00 p.m. (local Atlanta, Georgia time) on a Business Day and otherwise shall be deemed effectively given or received on the first Business Day after the day of transmission of such notice and confirmation of such transmission. Copies of all notices permitted or required hereunder and which are transmitted via electronic means shall also be delivered by one of the other non-electronic delivery means permitted hereunder as a condition to their effectiveness. Refusal to accept delivery shall be deemed delivered.

12.2. Possession. Full and exclusive possession of the Property of each Seller, subject to the Permitted Exceptions and the rights of the tenants under the Leases affecting such Property, shall be delivered by such Seller to Purchaser following Closing on the Closing Date.

12.3. Time Periods. If the time period by which any right, option, or election provided under this Agreement must be exercised, or by which any act required hereunder must be performed, or by which the Closing must be held, expires on a Saturday, Sunday, or holiday, then such time period shall be automatically extended to the next regularly scheduled Business Day.

12.4. Publicity. The parties agree that, prior to Closing, and except for disclosures required by law or governmental regulations applicable to such party, no party may, with respect to this Agreement and the transactions contemplated hereby, contact or conduct negotiations with public officials, make any public announcements or issue press releases regarding this Agreement or the transactions contemplated hereby to any third party without the prior written consent of the other party hereto; provided, however, that notwithstanding anything to the contrary contained in this Agreement, after Closing (a) any party may make a press release or other disclosure, and a party’s press release shall be subject to the approval of the other parties, which approval shall not be unreasonably withheld, denied or conditioned; and (b) any party or an affiliate of such party may make any public statement, filing or other disclosure which any of them reasonably believes to be required or desirable under applicable securities or investment laws or in connection with any securities offering or registration by any party and/or any parent or other affiliate of any party of any tier, or as may be requested or required by the New York Stock Exchange, SEC or other securities market. No party may record this Agreement or any notice hereof, provided that the foregoing shall not prevent the filing of this Agreement with the SEC. The provisions of this Section 12.4 shall survive the Closing or any earlier termination of this Agreement.

12.5. Audit Cooperation. Sellers will reasonably cooperate with Purchaser with respect to post Closing Property level audits in accordance with the penultimate sentence of Section 12.9. Without limiting the generality of the foregoing, Purchaser or its designated independent auditor (Ernst and Young or any successor auditor) may audit Sellers’ operating statements of the Property, at Purchaser’s expense, and Sellers shall provide such documentation, if in Sellers’ possession, as Purchaser or its auditor may reasonably request in order to perform such audit.

12.6. Severability. This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any provision of this Agreement, or the application thereof to any person or circumstance, shall, for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby but rather shall be enforced to the greatest extent permitted by law.

12.7. Construction. This Agreement shall not be construed more strictly against one party than against the other merely by virtue of the fact that this Agreement may have been prepared by counsel for one of the parties, it being mutually acknowledged and agreed that Sellers and Purchaser and their respective counsel have contributed substantially and materially to the preparation and negotiation of this Agreement. Accordingly, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

12.8. Sale Notification Letters. Promptly following the Closing, Purchaser shall deliver the Tenant Notices of Sale to each of the respective tenants under the Leases, and the Other Notices of Sale to each leasing agent and service provider, the obligations under whose respective Commission Agreements and Service Contracts Purchaser has assumed at Closing.

12.9. Access to Records Following Closing. Purchaser agrees that for a period of twelve (12) months following Closing, each Seller shall have the right during regular business hours, on five (5) days written notice to Purchaser, to examine and review at Purchaser’s office (or, at Purchaser’s election, at the Properties), the books and records of such Seller relating to the ownership and operation of the Property owned by such Seller which were delivered by such Seller to Purchaser at the Closing. Likewise, each Seller agrees that for a period of twelve (12) months following the Closing, Purchaser shall have the right during regular business hours, on five (5) days written notice to such Seller, to examine and review at such Seller’s office, all non-confidential or non-proprietary books, records and files, if any, retained by such Seller relating to the ownership and operation by Seller prior to the Closing of the Property owned by such Seller. The provisions of this Section shall survive for a period of twelve (12) months after the Closing Date.

12.10. Submission to Jurisdiction. Each of Purchaser and Sellers irrevocably submits to the exclusive jurisdiction of (a) the Superior Court of Fulton County, Georgia located in Atlanta, Georgia, and (b) the United States District Court for the Northern District of Georgia for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of Purchaser and Sellers further agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth above shall be effective service of process for any action, suit or proceeding in Georgia with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each of Purchaser and Sellers irrevocably and unconditionally waives trial by jury and irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (a) the Superior Court of Fulton County, Georgia located in Atlanta, Georgia, and (b) the United States District Court for the Northern District of Georgia, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

12.11. General Provisions. No failure of any party to exercise any power given hereunder or to insist upon strict compliance with any obligation specified herein, and no custom or practice at variance with the terms hereof, shall constitute a waiver of any party’s right to demand exact compliance with the terms hereof. This Agreement contains the entire agreement of the parties hereto, and no representations, inducements, promises, or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect. Any amendment to this Agreement shall not be binding upon Sellers or Purchaser unless such amendment is in writing and executed by Sellers and Purchaser. Subject to the provisions of Section 9.1 hereof, the provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors, and permitted assigns. Time is of the essence in this Agreement. The headings inserted at the beginning of each paragraph are for convenience only, and do not add to or subtract from the meaning of the contents of each paragraph. Except as otherwise provided herein, all rights, powers, and privileges conferred hereunder upon the parties shall be cumulative but not restrictive to those given by law. All personal pronouns used in this Agreement, whether used in the masculine, feminine, or neuter gender shall include all genders, and all references herein to the singular shall include the plural and vice versa.

12.12. Like-Kind Exchange. Each party hereby agrees to take reasonable actions at Closing as are reasonably necessary to help the other to effectuate a like-kind exchange of the Properties pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder. Provided, however, that in no event shall the non-requesting party be required to sign any document, nor take title to any other real property, nor to incur any additional expenses or liability in order to effectuate the like-kind exchange. In addition, the Closing shall not be delayed by the requesting party. Each Seller or Purchaser, as the case may be, agrees to indemnify, defend and hold the other party harmless from and against any and all costs, expenses, claims and other liabilities of any kind arising with regard to the effectuation of a tax free exchange as described herein. Notwithstanding anything to the contrary provided herein, the non-requesting party makes no representations or warranties as to the tax treatment of the transaction contemplated hereby or the ability of the transaction contemplated to qualify for like-kind exchange treatment pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder. In the event both parties desire to effectuate a like-kind exchange, each party shall pay any and all costs associated with their respective transaction.

12.13. Attorneys’ Fees. If Purchaser or Sellers or any of them brings an action at law or equity against the other in order to enforce the provisions of this Agreement or as a result of an alleged default under this Agreement, the prevailing party in such action shall be entitled to recover court costs and reasonable attorney’s fees actually incurred from the other.

12.14. Counterparts. This Agreement may be executed in one or more counterparts, each of which when taken together shall constitute one and the same original. To facilitate the execution and delivery of this Agreement, the parties may execute and exchange counterparts of the signature pages by facsimile or other electronic signature (e.g., portable data format), and the signature page of either party to any counterpart may be appended to any other counterpart.

12.15. Effective Agreement. The submission of this Agreement for examination is not intended to nor shall constitute an offer to sell, or a reservation of, or option or proposal of any kind for the purchase of the Properties. In no event shall any draft of this Agreement create any obligation or liability, it being understood that this Agreement shall be effective and binding only when a counterpart of this Agreement has been executed and delivered by each party hereto.

12.16. State Specific Provisions. The following provisions are to comply with specific requirements of the laws of the state in which certain of the Properties are located.

(a) With respect to any Property located in the State of Texas only (and to no other Property):

(i)	The Properties located in the State of Texas are being conveyed, save and except any and all of Seller’s right, title and interest of any nature whatsoever in and to all of the oil, gas and other minerals and royalties, bonuses, overriding royalties, production payments, and any and all other oil, gas and mineral interests of whatever nature or character arising therefrom or ancillary thereto, in, under and/or that may be produced from the land, together with all privileges appertaining thereto; provided that such reservation shall be subject to a waiver by Seller of all rights to enter upon and use the surface of the Land for the exploration, production, marketing or development of such oil, gas and other mineral interests;

(ii)	The applicable Sellers and Purchaser hereby agree that the Uniform Vendor and Purchaser Risk Act, Section 5.007 of the Texas Property Code, shall not be applicable to this Agreement or the transaction contemplated hereby; and

(iii)	WAIVER OF CONSUMER RIGHTS – TEXAS DECEPTIVE TRADE PRACTICES ACT. Purchaser represents and warrants to the applicable Sellers that Purchaser is a sophisticated investor in real property, was not in a significantly disparate bargaining position in connection with the negotiation and execution of this Agreement and the transaction contemplated hereby, and that Purchaser is and has been represented by legal counsel in connection with the execution and negotiation of this Agreement and the transaction contemplated hereby. Purchaser hereby waives its rights under the Deceptive Trade Practices – Consumer Protection Act, Section 17.41 et seq., Texas Business and Commerce Code, a law that gives consumers special rights and protections. After consultation with an attorney of its selection, Purchaser voluntarily consents to this waiver.

(b) With respect to any Property located in the State of New Jersey only (and to no other Property):

(i)	Bulk Sale: (i) Republic Drive acknowledge that Purchaser shall be entitled to file with the State of New Jersey, the Division of Taxation (the “Division”), a notice of bulk transfer and an executed copy of this Agreement, enumerating the purchase price and the terms and the conditions hereof, as required by law and as necessary to obtain a letter of clearance from the Division (a “Letter of Clearance”). Republic Drive and each of its partners, members or managers hereby agree to provide a completed asset transfer tax declaration (Form TTD) to the Division at least ten (10) days prior to Closing. Republic Drive agrees to cooperate in good faith with Purchaser with filing the above documents and obtaining a Letter of Clearance from the Division.

(ii)	Purchaser shall have the right to escrow with Escrow Agent a portion of the Purchase Price (if any) which is required by the Division, which amount (together with interest accrued thereon, if any, the “Division Escrow”) shall be held in escrow by the Escrow Agent, acting as escrow agent. Escrow Agent shall hold the Division Escrow under the Escrow Agreement as though the Division Escrow were part of the Earnest Money hereunder. Purchaser and Republic Drive agree to be bound by the escrow requirements imposed by the Division, including the adjustment of the Division Escrow amount. Upon demand by the Division, Escrow Agent shall disburse to the Division such amounts from the Division Escrow as the Division shall require. Any remaining balance of funds in the Division Escrow shall be disbursed to Republic only after the Division has authorized the release of such funds in writing by issuing a Letter of Clearance and upon Republic Drive’s written request to the Escrow Agent and simultaneous notice to Purchaser of such request.

(c) With respect to any Property located in the Commonwealth of Pennsylvania only (and to no other Property):

(i)

Prior to Closing, Seller shall comply, if and to the extent required, with the requirements of 43 P.S. § 788.3, 69 P.S. § 529 and 72 P.S. § 1403(a), 72 P.S. § 7240 and 72 P.S. § 7321.1 and any related or similar Pennsylvania law, decision, code, regulation or statute (collectively the “Bulk Sales Laws”) to the extent applicable to Seller’s business and this transaction. If required for Purchaser to obtain title insurance without exception for any bulk sales liability, Seller shall provide the Title Company at Closing with an affidavit and indemnity reasonably sufficient for the Title Company to issue a standard coverage ALTA Owner’s Policy of Title Insurance to the Purchaser without taking exception for any bulk sales liability.

(d) With respect to any Property located in the State of Georgia only (and to no other Property):

(i)	The applicable Seller shall provide Purchaser with evidence that such Seller is a Georgia resident for purposes of O.C.G.A. § 48-7-28 or that such Seller is otherwise exempt from the withholding requirements of O.C.G.A. § 48-7-28. Absent any evidence of exemption, Purchaser shall have the right to escrow with Escrow Agent a portion of the Purchase Price (if any) which is required by Georgia law, which amount (together with interest accrued thereon, if any, shall be held in escrow by the Escrow Agent, acting as escrow agent. Escrow Agent shall hold such escrowed funds under the Escrow Agreement as though such funds were part of the Earnest Money hereunder. Upon demand by the State of Georgia, Escrow Agent shall disburse to the State of Georgia such amounts from the escrowed funds as the State of Georgia shall require. Any remaining balance of funds in such escrow shall be disbursed to the applicable Seller only after the State of Georgia has authorized the release of such funds in writing and upon the applicable Seller’s written request to the Escrow Agent and simultaneous notice to Purchaser of such request.

[Signatures commence on following page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day, month and year first above written.

SELLERS:

WELLS REIT II - 11200 W. PARKLAND, LLC,
a Delaware limited liability company

By:	Columbia Property Trust Operating Partnership, L.P.,
a Delaware limited partnership, its sole member

	By:	Columbia Property Trust, Inc.,
a Maryland corporation, its general partner

		By:	/s/ E. Nelson Mills
		Name:	E. Nelson Mills
		Title:	President

WELLS REIT II - 1200 MORRIS BUSINESS TRUST,
a Pennsylvania business trust

By:	Columbia Property Trust, Inc.,
a Maryland corporation, its trustee

	By:	/s/ E. Nelson Mills
	Name:	E. Nelson Mills
	Title:	President

WELLS REIT II - 13655 RIVERPORT DRIVE, LLC,
a Delaware limited liability company

By:	Columbia Property Trust Operating Partnership, L.P.,
a Delaware limited partnership, its sole member

	By:	Columbia Property Trust, Inc.,
a Maryland corporation, its general partner

		By:	/s/ E. Nelson Mills
		Name:	E. Nelson Mills
		Title:	President

WELLS REIT II - 4300 CENTREWAY PLACE, LP,
a Delaware limited liability company

By:	Wells REIT II - 4300 Centreway Place, LLC, a Delaware limited liability company (registered to conduct business in the state of Texas as Wells REIT II - 4300 Centreway Place GP, LLC), its general partner

	By:	Columbia Property Trust, Inc.,
a Maryland corporation, its general partner

		By:	/s/ E. Nelson Mills
		Name:	E. Nelson Mills
		Title:	President

WELLS REIT II - 8909 PURDUE ROAD, LLC,
a Delaware limited liability company

By:	Columbia Property Trust Operating Partnership, L.P.,
a Delaware limited partnership, its sole member

	By:	Columbia Property Trust, Inc.,
a Maryland corporation, its general partner

		By:	/s/ E. Nelson Mills
		Name:	E. Nelson Mills
		Title:	President

WELLS REIT II - 800 BROOKSEDGE, LLC,
a Delaware limited liability company

By:	Columbia Property Trust Operating Partnership, L.P.,
a Delaware limited partnership, its sole member

	By:	Columbia Property Trust, Inc.,
a Maryland corporation, its general partner

		By:	/s/ E. Nelson Mills
		Name:	E. Nelson Mills
		Title:	President

WELLS REIT II - EAGLE ROCK EXECUTIVE OFFICE CENTER IV, LLC,
a Delaware limited liability company

By:	Columbia Property Trust Operating Partnership, L.P.,
a Delaware limited partnership, its sole member

	By:	Columbia Property Trust, Inc.,
a Maryland corporation, its general partner

		By:	/s/ E. Nelson Mills
		Name:	E. Nelson Mills
		Title:	President

WELLS GOVERNOR’S POINTE 4241 IRWIN SIMPSON, LLC,
a Delaware limited liability company

By:	Columbia Property Trust Operating Partnership, L.P.,
a Delaware limited partnership, its sole member

	By:	Columbia Property Trust, Inc.,
a Maryland corporation, its general partner

		By:	/s/ E. Nelson Mills
		Name:	E. Nelson Mills
		Title:	President

WELLS GOVERNOR’S POINTE 8990 DUKE , LLC,
a Delaware limited liability company

By:	Columbia Property Trust Operating Partnership, L.P.,
a Delaware limited partnership, its sole member

	By:	Columbia Property Trust, Inc.,
a Maryland corporation, its general partner

		By:	/s/ E. Nelson Mills
		Name:	E. Nelson Mills
		Title:	President

WELLS REIT II - LAKEHURST BRITTON, LLC,
a Delaware limited liability company

By:	Columbia Property Trust Operating Partnership, L.P.,
a Delaware limited partnership, its sole member

	By:	Columbia Property Trust, Inc.,
a Maryland corporation, its general partner

		By:	/s/ E. Nelson Mills
		Name:	E. Nelson Mills
		Title:	President

WELLS REIT II - MACARTHUR RIDGE I, L.P.,
a Delaware limited partnership

By:	Wells REIT II – MacArthur Ridge I, LLC, a Delaware limited liability company (registered to conduct business in the state of Texas as Wells REIT II – MacArthur Ridge I GP, LLC), its general partner

	By:	Columbia Property Trust Operating Partnership, L.P.,
a Delaware limited partnership, its sole member

		By:	Columbia Property Trust, Inc., a Maryland corporation, its general partner

		By:	/s/ E. Nelson Mills
		Name:	E. Nelson Mills
		Title:	President

WELLS REIT II - 15815 25TH AVENUE, LLC, a Delaware limited liability company

By:	Columbia Property Trust Operating Partnership, L.P., a Delaware limited partnership, its sole member

	By:	Columbia Property Trust, Inc.,
a Maryland corporation, its general partner

		By:	/s/ E. Nelson Mills
		Name:	E. Nelson Mills
		Title:	President

WELLS REIT II - 16201 25TH AVENUE, LLC,
a Delaware limited liability company

By:	Columbia Property Trust Operating Partnership, L.P., a Delaware limited partnership, its sole member

	By:	Columbia Property Trust, Inc., a Maryland corporation, its general partner

		By:	/s/ E. Nelson Mills
		Name:	E. Nelson Mills
		Title:	President

WELLS REIT II – REPUBLIC DRIVE, LLC, a Delaware limited liability company

By:	Columbia Property Trust Operating Partnership, L.P., a Delaware limited partnership, its sole member

	By:	Columbia Property Trust, Inc., a Maryland corporation, its general partner

		By:	/s/ E. Nelson Mills
		Name:	E. Nelson Mills
		Title:	President

WELLS REIT II – WILDWOOD PROPERTIES, LLC, a Delaware limited liability company

By:	Columbia Property Trust Operating Partnership, L.P., a Delaware limited partnership, its sole member

	By:	Columbia Property Trust, Inc., a Maryland corporation, its general partner

		By:	/s/ E. Nelson Mills
		Name:	E. Nelson Mills
		Title:	President

WELLS REIT II – ONE CENTURY PLACE, LLC, a Delaware limited liability company

By:	Columbia Property Trust Operating Partnership, L.P., a Delaware limited partnership, its sole member

	By:	Columbia Property Trust, Inc., a Maryland corporation, its general partner

		By:	/s/ E. Nelson Mills
		Name:	E. Nelson Mills
		Title:	President

PURCHASER:

GRIFFIN CAPITAL CORPORATION, a California corporation

By:	/s/ Michael J. Escalante
Name:	Michael J. Escalante
Title:	Chief Investment Officer

Acknowledged and agreed for purposes of Section 11.1 of this Agreement:

Columbia Property Trust Operating Partnership, L.P., a Delaware limited partnership, its sole member

By:	Columbia Property Trust, Inc.,
a Maryland corporation,
Its general partner

	By:	/s/ E. Nelson Mills
	Name:	E. Nelson Mills
	Title:	President